GST NETWORK FUNDING, INC.

                                  GST USA, INC.

                          GST TELECOMMUNICATIONS, INC.

                                       and

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                                   as Trustee

                                    Indenture

                             Dated as of May 4, 1998

                 10 1/2% Senior Secured Discount Notes due 2008

                              CROSS-REFERENCE TABLE

TIA SECTIONS                                            INDENTURE SECTIONS

Section 310(a)(1)............................................  7.10
           (a)(2)............................................  7.10
           (b)...............................................  7.08
Section 313(c)...............................................  7.06; 12.02
Section 314(a)...............................................  4.20; 12.02
           (a)(4)............................................  4.19; 12.02
           (c)(1)............................................ 12.03
           (c)(2)............................................ 12.03
           (e)............................................... 12.04
Section 315(b)...............................................  7.05; 12.02
Section 316(a)(1)(A).........................................  6.05
           (a)(1)(B).........................................  6.04
           (b)...............................................  6.07
Section 317(a)(1)............................................  6.08
           (a)(2)............................................  6.09
Section 318(a)............................................... 12.01
           (c)............................................... 12.01


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Note:    The  Cross-Reference  Table shall not for any purpose be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page

RECITALS OF THE COMPANY.......................................................1

                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions....................................................1
SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.............23
SECTION 1.03.  Rules of Construction.........................................23

                                   ARTICLE TWO
                                 THE SECURITIES

SECTION 2.01.  Form and Dating...............................................24
SECTION 2.02.  Restrictive Legends...........................................25
SECTION 2.03.  Execution, Authentication and Denominations...................28
SECTION 2.04.  Registrar and Paying Agent....................................29
SECTION 2.05.  Paying Agent to Hold Money in Trust...........................30
SECTION 2.06.  Transfer and Exchange.........................................30
SECTION 2.07.  Book-Entry Provisions for Global Securities...................31
SECTION 2.08.  Special Transfer Provisions...................................33
SECTION 2.09.  Replacement Securities........................................37
SECTION 2.10.  Outstanding Securities........................................37
SECTION 2.11.  Temporary Securities..........................................38
SECTION 2.12.  Cancellation..................................................38
SECTION 2.13.  CUSIP, CINS and ISIN Numbers..................................38
SECTION 2.14.  Defaulted Interest............................................39
SECTION 2.15.  Issuance of Additional Securities.............................39

                                  ARTICLE THREE
                                   REDEMPTION

SECTION 3.01.  Right of Redemption...........................................39
SECTION 3.02.  Mandatory Redemption..........................................40
SECTION 3.03.  Notices to Trustee............................................40

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SECTION 3.04.  Selection of Securities to Be Redeemed........................40
SECTION 3.05.  Notice of Redemption..........................................41
SECTION 3.06.  Effect of Notice of Redemption................................42
SECTION 3.07.  Deposit of Redemption Price...................................42
SECTION 3.08.  Payment of Securities Called for Redemption...................42
SECTION 3.09.  Securities Redeemed in Part...................................42

                                  ARTICLE FOUR
                                    COVENANTS

SECTION 4.01.  Payment of Securities.........................................43
SECTION 4.02.  Maintenance of Office or Agency...............................43
SECTION 4.03.  Limitation on Indebtedness....................................44
SECTION 4.04.  Limitation on Restricted Payments.............................46
SECTION 4.05.  Limitation on Dividend and Other Payment Restrictions
               Affecting Restricted Subsidiaries.............................49
SECTION 4.06.  Limitation on the Issuance and Sale of Capital
               Stock of Restricted Subsidiaries..............................51
SECTION 4.07.  Limitation on Issuances of Guarantees by Restricted
               Subsidiaries..................................................51
SECTION 4.08.  Limitation on Transactions with Shareholders and Affiliates...52
SECTION 4.09.  Limitation on Liens...........................................53
SECTION 4.10.  Limitation on Sale-Leaseback Transactions.....................54
SECTION 4.11.  Limitation on Investments.....................................55
SECTION 4.12.  Limitation on Asset Sales.....................................55
SECTION 4.13.  Impairment of Security Interest or Ability to
               Assume the Securities. .......................................56
SECTION 4.14.  Repurchase of Securities upon a Change of Control.............56
SECTION 4.15.  Existence.....................................................57
SECTION 4.16.  Payment of Taxes and Other Claims.............................57
SECTION 4.17.  Maintenance of Properties and Insurance.......................57
SECTION 4.18.  Notice of Defaults............................................58
SECTION 4.19.  Compliance Certificates.......................................58
SECTION 4.20.  Commission Reports and Reports to Holders.....................59
SECTION 4.21.  Waiver of Stay, Extension or Usury Laws.......................59
SECTION 4.22.  Additional Amounts............................................59
SECTION 4.23.  Assumption of Securities by GST USA...........................60

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
                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

SECTION 5.01.  Consolidation, Merger and Sale of Assets......................61
SECTION 5.02.  Successor Substituted.........................................62

                                   ARTICLE SIX
                              DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.............................................63
SECTION 6.02.  Acceleration..................................................65
SECTION 6.03.  Other Remedies................................................65
SECTION 6.04.  Waiver of Past Defaults.......................................65
SECTION 6.05.  Control by Majority...........................................66
SECTION 6.06.  Limitation on Suits...........................................66
SECTION 6.07.  Rights of Holders to Receive Payment..........................67
SECTION 6.08.  Collection Suit by Trustee....................................67
SECTION 6.09.  Trustee May File Proofs of Claim..............................67
SECTION 6.10.  Priorities....................................................67
SECTION 6.11.  Undertaking for Costs.........................................68
SECTION 6.12.  Restoration of Rights and Remedies............................68
SECTION 6.13.  Rights and Remedies Cumulative................................68
SECTION 6.14.  Delay or Omission Not Waiver..................................68

                                  ARTICLE SEVEN
                                     TRUSTEE

SECTION 7.01.  General.......................................................69
SECTION 7.02.  Certain Rights of Trustee.....................................69
SECTION 7.03.  Individual Rights of Trustee..................................70
SECTION 7.04.  Trustee's Disclaimer..........................................70
SECTION 7.05.  Notice of Default.............................................70
SECTION 7.06.  Reports by Trustee to Holders.................................71
SECTION 7.07.  Compensation and Indemnity....................................71
SECTION 7.08.  Replacement of Trustee........................................71

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SECTION 7.09.  Successor Trustee by Merger, Etc..............................72
SECTION 7.10.  Eligibility...................................................73
SECTION 7.11.  Money Held in Trust...........................................73
SECTION 7.12.  Withholding Taxes.............................................73

                         ARTICLE EIGHT
                    DISCHARGE OF INDENTURE

SECTION 8.01.  Termination of Company's Obligations..........................73
SECTION 8.02.  Defeasance and Discharge of Indenture.........................74
SECTION 8.03.  Defeasance of Certain Obligations.............................77
SECTION 8.04.  Application of Trust Money....................................79
SECTION 8.05.  Repayment to Issuer...........................................79
SECTION 8.06.  Reinstatement.................................................79
SECTION 8.07.  Insiders......................................................79

                         ARTICLE NINE
              AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders....................................80
SECTION 9.02.  With Consent of Holders.......................................80
SECTION 9.03.  Revocation and Effect of Consent..............................81
SECTION 9.04.  Notation on or Exchange of Securities.........................82
SECTION 9.05.  Trustee to Sign Amendments, Etc...............................82
SECTION 9.06.  Conformity with Trust Indenture Act...........................83

                          ARTICLE TEN
                      MEETINGS OF HOLDERS

SECTION 10.01.  Purposes for Which Meetings May Be Called.  .................83
SECTION 10.02.  Manner of Calling Meetings.  ................................83
SECTION 10.03.  Call of Meetings by Issuer or Holders.  .....................84
SECTION 10.04.  Who May Attend and Vote at Meetings.  .......................84
SECTION 10.05.  Quorum; Action...............................................84
SECTION 10.06.  Regulations May Be Made by Trustee; Conduct of the Meeting;
                Voting Rights; Adjournment.  ................................85

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SECTION 10.07.  Voting at the Meeting and Record to Be Kept.  ...............86
SECTION 10.08.  Exercise of Rights of Trustee or Holders May
                Not Be Hindered or Delayed by Call of Meeting.  .............86
SECTION 10.09.  Procedures Not Exclusive.  ..................................86

                                 ARTICLE ELEVEN
                                    SECURITY

SECTION 11.01.  Security.....................................................86

                                 ARTICLE TWELVE
                                  MISCELLANEOUS

SECTION 12.01.  Trust Indenture Act of 1939..................................89
SECTION 12.02.  Notices......................................................89
SECTION 12.03.  Certificate and Opinion as to Conditions Precedent...........90
SECTION 12.04.  Statements Required in Certificate or Opinion................90
SECTION 12.05.  Rules by Trustee, Paying Agent or Registrar..................91
SECTION 12.06.  Payment Date Other Than a Business Day.......................91
SECTION 12.07.  Governing Law; Consent to Jurisdiction and Service...........91
SECTION 12.08.  No Adverse Interpretation of Other Agreements................91
SECTION 12.09.  No Recourse Against Others...................................92
SECTION 12.10.  Successors...................................................92
SECTION 12.11.  Duplicate Originals..........................................92
SECTION 12.12.  Separability.................................................92
SECTION 12.13.  Table of Contents, Headings, Etc.............................92


EXHIBIT A    Form of Security................................................A-1
EXHIBIT B    Form of Certificate.............................................B-1
EXHIBIT C    Form of Certificate to be Delivered in Connection with
               Transfers Pursuant to Regulation S............................C-1

EXHIBIT D    Form of Certificate to be Delivered in Connection with
               Transfers to Non-QIB Accredited Investors.....................D-1

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Note:    The Table of Contents shall not for any purposes be deemed to be a part of the Indenture.

         INDENTURE, dated as of May 4, 1998, among GST NETWORK FUNDING, INC., a Delaware corporation (the "COMPANY"), GST USA, INC., a Delaware corporation ("GST USA"), GST TELECOMMUNICATIONS, INC., a federally chartered Canadian corporation ("GST"), and UNITED STATES TRUST COMPANY OF NEW YORK (the "TRUSTEE").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance initially of up to $500,000,000 principal amount at maturity of the Company's 10 1/2% Senior Secured Discount Notes due 2008 (the "SECURITIES") issuable as provided in this Indenture.

         All things necessary to make this Indenture a valid agreement of the Company, GST USA and GST, in accordance with its terms, have been done, and the Company, GST USA and GST have done all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

         This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                      AND THIS INDENTURE FURTHER WITNESSETH

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.

                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01. DEFINITIONS.

         "ACCRETED VALUE" means, for any Specified Date, the amount calculated pursuant to (i), (ii), (iii) or (iv) below for each $1,000 of principal amount at maturity of the Securities:

              (i) if the Specified Date occurs on one or more of the following dates (each a "SEMI-ANNUAL ACCRUAL DATE"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

          SEMI-ANNUAL                                     ACCRETED
          ACCRUAL DATE                                       VALUE

          November 1, 1998............................... $  630.95
          May 1, 1999....................................    664.08
          November 1, 1999...............................    698.94
          May 1, 2000....................................    735.64
          November 1, 2000...............................    774.26
          May 1, 2001....................................    814.91
          November 1, 2001...............................    857.69
          May 1, 2002....................................    902.72
          November 1, 2002...............................    950.11
          May 1, 2003.................................... $1,000.00

              (ii) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (a) $599.99 and
         (b) an amount equal to the product of (1) the Accreted Value for the first Semi-Annual Accrual Date less $599.99 MULTIPLIED by (2) a fraction, the numerator of which is the number of days from the Closing Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Closing Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

              (iii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

              (iv) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

         "ACCRUAL NOTES" means the 12 3/4% Senior Subordinated Accrual Notes due 2007 of GST issued pursuant to the Accrual Notes Indenture.

         "ACCRUAL NOTES INDENTURE" means the indenture dated as of November 19, 1997 between GST and United States Trust Company of New York.

         "ACQUIRED EQUIPMENT" has the meaning provided in Section 11.01.

         "ACQUIRED EQUIPMENT COST" has the meaning specified in Section 11.01.

         "ADDITIONAL AMOUNTS" has the meaning provided in Section 4.22.

         "ADJUSTED CONSOLIDATED NET INCOME" means, for any period, the aggregate net income (or loss) of GST and its Restricted Subsidiaries for such period determined in conformity with GAAP; PROVIDED that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):
(i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than GST or any of its Restricted Subsidiaries) has an interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to GST or any of its Restricted Subsidiaries by such other Person, or such Unrestricted Subsidiary, during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04 (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with GST or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by GST or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04, any amount paid or accrued as dividends on Preferred Stock of GST or any Restricted Subsidiary owned by Persons other than GST and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

         "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" means the total amount of assets of GST and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of GST and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the quarterly or annual consolidated balance sheet of GST and its Restricted Subsidiaries, prepared in conformity with GAAP and most recently filed with the Commission pursuant to Section 4.20.

         "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGENT" means any Registrar, Paying Agent, authenticating agent or co-Registrar.

         "AGENT MEMBERS" has the meaning provided in Section 2.07(a).

         "ASSET ACQUISITION" means (i) an investment by GST or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of GST or shall be merged into or consolidated with GST or any of its Restricted Subsidiaries; PROVIDED that such Person's primary business is related, ancillary or complementary to the businesses of GST and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by GST or any of its Restricted Subsidiaries of the property and assets of any Person other than GST or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; PROVIDED that the property and assets acquired are related, ancillary or complementary to the businesses of GST and its Restricted Subsidiaries on the date of such acquisition.

         "ASSET SALE" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by GST or any of its Restricted Subsidiaries to any Person other than GST or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of GST or any of its Restricted Subsidiaries or (iii) any other property or assets of GST or any of its Restricted Subsidiaries outside the ordinary course of business of GST or such Restricted Subsidiary and, in each case, that is not governed by the provisions of Article Five; PROVIDED that "Asset Sale" shall not include (A) sales or other dispositions of inventory, receivables and other current assets; or (B) sales or other dispositions of assets with a fair market value (as certified in an Officers' Certificate) not in excess of $1 million; or
(C) sales of Acquired Equipment by the Company to GST USA in accordance with the terms of this Indenture; or (D) sales or other dispositions of assets to the extent GST or a Restricted Subsidiary receives consideration at least equal to the fair market value of the assets sold or disposed of, PROVIDED that the consideration received consists of property or assets (other than current assets) of a nature or type or that are used in a business

(or a company having property or assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or business of, GST and its Restricted Subsidiaries existing on the date of such sale or other disposition.

         "ASSUMPTION DATE" means the date on which GST USA and GST execute and deliver the supplemental indenture required by Section 4.23(a).

         "AVERAGE LIFE" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

         "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors of such Person or any committee of such Board of Directors duly authorized to act with respect to this Indenture.

         "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution, certified by the Secretary or Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the date of this Indenture, including, without limitation, all Common Stock and Preferred Stock.

         "CAPITALIZED LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligations" means the discounted present value of the rental obligations under such lease.

         "CHANGE OF CONTROL" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act) of Voting Stock representing more than 30% of the total voting power of the Voting Stock of GST on a fully diluted basis; (ii) individuals who on the Closing Date constitute the Board of Directors of GST (together with any new directors whose election by the Board of Directors of GST or whose nomination for election by GST's shareholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors of GST on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of GST then in office; or (iii) all of the Common Stock of GST USA or the Company is not beneficially owned by GST.

         "CLOSING DATE" means the date on which the Securities are originally issued under this Indenture.

         "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

         "COMMON SHARES" means the common shares of GST.

         "COMMON STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such common stock.

         "COMPANY" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

         "COMPANY ORDER" means a written request or order signed in the name of the Issuer (i) by its Chairman, a Vice Chairman, its President or a Vice
President and (ii) by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; PROVIDED, HOWEVER, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

         "CONSOLIDATED EBITDA" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to either extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for GST and its Restricted Subsidiaries in conformity with GAAP; PROVIDED that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by GST or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by GST or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by GST and its Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Securities, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

         "CONSOLIDATED NET WORTH" means, at any date of determination, shareholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of GST and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of GST or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

         "CONVERTIBLE NOTES" means the 137/8% Convertible Senior Subordinated Discount Notes due 2005 of GST issued pursuant to the Convertible Notes Indenture.

         "CONVERTIBLE NOTES INDENTURE" means the convertible notes indenture dated December 19, 1995 among GST, as issuer, GST USA, as guarantor, and United States Trust Company of New York, as trustee.

         "CORPORATE TRUST OFFICE" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 114 West 47th Street, New York, New York 10036- 1532.

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect GST or any of its Restricted Subsidiaries against fluctuations in currency values to or under which GST or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

         "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "DEPOSITARY" means The Depository Trust Company, its nominees, and their respective successors.

         "DEVELOPMENT COMPANY" means a Restricted Subsidiary whose primary business is the development, ownership and operation of alternative access telecommunications networks.

         "EVENT OF DEFAULT" has the meaning provided in Section 6.01.

         "EXCESS PROCEEDS" has the meaning provided in Section 4.12.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE SECURITIES" means any securities of the Issuer containing terms identical to the Securities (except that such Exchange Securities (i) shall be registered under the Securities Act, (ii) will not provide for an increase in the rate of interest (other than with respect to overdue amounts) and (iii) will not contain terms with respect to transfer restrictions) that are issued and exchanged for the Securities pursuant to the Registration Rights Agreement and this Indenture.

         "EXISTING   INDENTURES"  means,   collectively  the  Convertible  Notes
Indenture, the Senior Notes Indenture, the Secured Notes Indenture and the Accrual Notes Indenture.

         "FAIR MARKET VALUE" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of GST (whose determination shall be conclusive) and evidenced by a Board Resolution.

         "FEE NOTES" means the intercompany notes due May 1, 2003 issued to GST Network in payment of the commitment fees by GST USA and guaranteed by GST; PROVIDED that the aggregate principal amount of such notes shall be reduced to the extent the aggregate principal amount exceeds the principal amount at maturity of the Securities less (x) the principal amount of Pledged Securities and cash then held in the Pledge Account, together with accrued interest thereon and (y) the principal amount of all Intercompany Notes then held as security for the Securities plus the amount of interest that will accrue on such Intercompany Notes by May 1, 2003.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants contained herein and with other provisions of this Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Securities and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

         "GLOBAL SECURITIES" has the meaning provided in Section 2.01.

         "GST" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

         "GST   FUNDING"   means  GST  Equipment   Funding,   Inc.,  a  Delaware
corporation.

         "GST USA" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

         "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "GUARANTEED INDEBTEDNESS" has the meaning provided in Section 4.07.

         "HOLDER" or "SECURITYHOLDER" means the then registered holder of any Security.

         "INCUR" means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary; PROVIDED that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

         "INDEBTEDNESS" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, PROVIDED (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP, (B) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest as such Indebtedness shall be deemed not to be "Indebtedness" and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

         "INDEBTEDNESS TO EBITDA RATIO" means, as at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of GST and its Restricted Subsidiaries on a consolidated basis as at the date of determination (the "TRANSACTION DATE") to (ii) the Consolidated EBITDA of GST for the then most recent four full fiscal quarters for which reports have been filed pursuant to
Section 4.20 (such four full fiscal quarter period being referred to herein as the "FOUR QUARTER PERIOD"); PROVIDED that (x) pro forma effect shall be given to any Indebtedness Incurred from the beginning of the Four Quarter Period through the Transaction Date (including any Indebtedness Incurred on the Transaction
Date), to the extent outstanding on the Transaction Date, (y) if during the period commencing on the first day of such Four Quarter Period through the Transaction Date (the "REFERENCE PERIOD"), GST or any of its Restricted Subsidiaries shall have engaged in any Asset Sale, Consolidated EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale as if such Asset Sale had occurred on the first day of such Reference Period or (z) if during such Reference Period GST or any of the Restricted Subsidiaries shall have made any Asset Acquisition, Consolidated EBITDA of GST shall be calculated on a pro forma basis as if such Asset Acquisition and any Incurrence of Indebtedness to finance such Asset Acquisition had taken place on the first day of such Reference Period.

         "INDENTURE" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

         "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

         "INTERCOMPANY NOTES" means the promissory notes due May 1, 2003 issued to the Company by GST USA and guaranteed by GST.

         "INTEREST PAYMENT DATE" means each semiannual interest payment date on May 1 and November 1 of each year, commencing November 1, 2003.

         "INTEREST RATE AGREEMENT" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect GST or any of its Restricted Subsidiaries against fluctuations in interest rates in respect of Indebtedness to or under which GST or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary hereafter; PROVIDED that the notional principal amount thereof does not exceed the principal amount of the Indebtedness of GST and its Restricted Subsidiaries that bears interest at floating rates.

         "INTERNATIONAL ASSET" has the meaning provided in Section 4.11.

         "INTERNATIONAL BUSINESS" has the meaning provided in Section 4.11.

         "INVESTMENT" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of GST or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include
(i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and
(ii) the fair market value of the Capital Stock (or any other Investment) held by GST and its Restricted Subsidiaries of any Person that has ceased to be a Restricted Subsidiary by reason of any transaction permitted by clause (iii) of
Section 4.06. For purposes of the definition of  "Unrestricted  Subsidiary"  and
Section 4.04, (i) "Investment" shall include the fair market value of the assets (net of liabilities to GST or any of its Restricted Subsidiaries) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors of GST in good faith.

         "ISSUER" means the Company, until GST USA becomes the obligor on the Securities on the Assumption Date, after which the term "Issuer" means GST USA.

         "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

         "NET CASH PROCEEDS" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to GST or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of GST and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by GST or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to GST or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "NON-U.S. PERSON" means a person who is not a U.S. person, as defined in Regulation S.

         "OFFER TO PURCHASE" means an offer to purchase Securities by the Issuer from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Securities validly tendered will be accepted for payment on a pro rata basis;
(ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "PAYMENT DATE"); (iii) that any Security not tendered will continue to accrue interest (or original issue discount) pursuant to its terms; (iv) that, unless the Issuer defaults in the payment of the purchase price, any Security accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest (or original issue discount) on and after the Payment Date; (v) that Holders electing to have a Security purchased pursuant to the Offer to Purchase will be required to surrender such Security, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side thereof completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion thereof; PROVIDED that each Security purchased and each new Security issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. On the Payment Date, the Issuer shall (i) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; PROVIDED that each Security purchased and each new Security issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. The Issuer will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuer is required to repurchase Securities pursuant to an Offer to Purchase.

         "OFFICER" means, with respect to any Person, (i) the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary, in each case of such Person.

         "OFFICERS' CERTIFICATE" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause
(ii) of the definition thereof; PROVIDED, HOWEVER, that any such certificate may be signed by any two of the Officers listed in clause (i) of the definition thereof in lieu of being signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA
Section 314(e).

         "OFFSHORE GLOBAL SECURITY" has the meaning provided in Section 2.01.

         "OFFSHORE  PHYSICAL  SECURITIES"  has the  meaning  provided in Section
2.01.

         "OPINION OF COUNSEL" means a written opinion signed by legal counsel who may be an employee of or counsel to the Company, GST USA or GST. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

         "PAYING AGENT" has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be GST or a Subsidiary of GST or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

         "PAYMENT DATE" has the meaning provided in the definition of "Offer to Purchase."

         "PERMITTED INVESTMENT" means (i) an Investment in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, GST or a Restricted Subsidiary; PROVIDED that such person's primary business is related, ancillary or complementary to the businesses of GST and its Restricted Subsidiaries on the date of such Investment; (ii) a Temporary Cash Investment; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) loans or advances to employees made in the ordinary course of business that do not exceed $1 million in the aggregate at any time outstanding; and (v) stock, obligations or securities received in satisfaction of judgments.

         "PERMITTED LIENS" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of GST or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; PROVIDED that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.03, (1) to finance the cost (including, without limitation, the cost of design, development, construction, acquisition, installation or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of GST and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of GST or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; PROVIDED that such Liens do not extend to or cover any property or assets of GST or any Restricted Subsidiary other than the property or assets acquired; (xii) Liens in favor of GST or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against GST or any Restricted Subsidiary that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed to protect GST or any of its Restricted Subsidiaries from fluctuations in interest rates or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by GST or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of GST and its Restricted Subsidiaries prior to the Closing Date; and (xviii) Liens on or sales of receivables.

         "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PHOENIX FIBER" means Phoenix Fiber Access, Inc., a subsidiary of GST USA.

         "PHYSICAL SECURITIES" has the meaning provided in Section 2.01.

         "PLEDGE ACCOUNT" means the accounts established with the Trustee pursuant to the terms of the Pledge Agreement for the deposit of the Pledged Securities purchased by the Company with the net proceeds from the sale of the Securities.

         "PLEDGE AGREEMENT" means the Collateral Pledge and Security Agreement, dated as of the Closing Date, made by the Company in favor of the Trustee, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

         "PLEDGED SECURITIES" means the securities which shall consist of U.S. Government Securities, purchased by the Company with the proceeds from the sale of the Securities or the proceeds from such securities, to be held in the Pledge Account, all in accordance with the terms of the Pledge Agreement.

         "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such preferred or preference stock.

         "PRINCIPAL" of a debt security, including the Securities, means the principal amount due on the Stated Maturity as shown on such debt security.

         "PRIVATE PLACEMENT LEGEND" means the legend initially set forth on the Securities in the form set forth in Section 2.02(a).

         "PROTECTED PROPERTY" has the meaning provided in Section 4.09.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "REDEEMABLE PREFERRED SHARES" means the Series A Convertible Preference Shares of GST outstanding on the Closing Date.

         "REDEEMABLE STOCK" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Securities, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Securities or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Securities; PROVIDED that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in
Section 4.12 and Section 4.14 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer's repurchase of such Securities as are required to be repurchased pursuant to Section 4.12 and Section 4.14.

         "REDEMPTION DATE", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "REDEMPTION PRICE", when used with respect to any Security to be redeemed, means the price at which such Security is to be redeemed pursuant to this Indenture.

         "REGISTRAR" has the meaning provided in Section 2.04.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated the date hereof, among the Company, GST USA, GST, Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation and SBC Warburg Dillon Read Inc.

         "REGISTRATION STATEMENT" means the Registration Statement as defined and described in the Registration Rights Agreement.

         "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "REGULATION S" means Regulation S under the Securities Act.

         "RESPONSIBLE OFFICER", when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and in each case having direct responsibility for the administration of this Indenture or the Pledge Agreement and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "RESTRICTED PAYMENTS" has the meaning provided in Section 4.04.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of GST other than an Unrestricted Subsidiary.

         "RULE 144A" means Rule 144A under the Securities Act.

         "SECURED NOTES" means the 13 1/4 Senior Secured Notes due 2007 of GST Funding issued pursuant to the Secured Notes Indenture.

         "SECURED NOTES INDENTURE" means the Indenture dated as of May 13, 1997 among GST, GST USA, GST Funding and United States Trust Company of New York.

         "SECURITIES" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Securities" shall include the Securities initially issued on the Closing Date, any Exchange Securities to be issued and exchanged for any Securities pursuant to the Registration Rights Agreement and this Indenture and any other Securities issued after the Closing Date under this Indenture. For purposes of this Indenture, all Securities shall vote together as one series of Securities under this Indenture.

         "SECURITIES ACT" means the Securities Act of 1933.

         "SECURITY GUARANTEE" means the full and unconditional Guarantee by GST of (x) the Fee Notes and the Intercompany Notes prior to the Assumption Date and
(y) the Securities after the Assumption Date, as set forth in the supplemental indenture to be delivered under Section 4.23.

         "SECURITY REGISTER" has the meaning provided in Section 2.04.

         "SENIOR NOTES" means the 137/8% Senior Discount Notes due 2005 of GST USA issued pursuant to the Senior Notes Indenture.

         "SENIOR NOTES INDENTURE" means the senior notes indenture dated December 19, 1995 among GST USA, as issuer, GST, as guarantor, and United States Trust Company of New York, as trustee.

         "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined and described in the Registration Rights Agreement.

         "SIGNIFICANT SUBSIDIARY" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of GST, accounted for more than 10% of the consolidated revenues of GST and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of GST and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of GST for such fiscal year.

         "SPECIFIED DATE" means any Redemption Date, and Payment Date for an Offer to Purchase or any date on which the Notes first become due and payable after an Event of Default.

         "STATED MATURITY" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

         "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

         "SUBSIDIARY GUARANTEE" has the meaning provided in Section 4.07.

         "SUBSIDIARY GUARANTOR" means a Restricted Subsidiary that executes and delivers a Subsidiary Guarantee.

         "TEMPORARY CASH INVESTMENT" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker-dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Services, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Services or Moody's Investors Service, Inc.

         "TIA" or "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

         "TOMEN" means Tomen Corporation or its Affiliates.

         "TOMEN FACILITY" means, collectively, the Tomen Master Agreement together with all other agreements (including credit agreements), instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified from time to time.

         "TOMEN MASTER AGREEMENT" means the Master Agreement dated October 24, 1994, among Tomen America Inc., GST (formerly known as Greenstar
Telecommunications Inc.), GST Telecom Inc., Pacwest Network, Inc., Pacwest Network L.L.C. and Pacific Lightwave, Inc.

         "TRADE PAYABLES" means any accounts payable or any other indebtedness or monetary obligations to trade creditors created, assumed or Guaranteed by GST or any of its Restricted Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services by GST or its Restricted Subsidiaries.

         "TRANSACTION DATE" means, with respect to the Incurrence of any Indebtedness by GST or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

         "TRUSTEE" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

         "UNITED STATES BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

         "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of GST that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of GST in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of GST may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary), other than GST USA or a Subsidiary Guarantor, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, GST or any Restricted Subsidiary; PROVIDED that (A) any Guarantee by GST or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an Incurrence of such Indebtedness and an Investment by GST or such Restricted Subsidiary at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under Section 4.04 and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) above would be permitted under Section 4.03 and Section 4.04. The Board of Directors of GST may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of GST; PROVIDED that immediately after giving effect to such designation (x) the Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation are permitted to be Incurred for all purposes of this Indenture and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors of GST shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers'
Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. GLOBAL SECURITY" has the meaning provided in Section 2.01.

         "U.S. GOVERNMENT OBLIGATIONS" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Securities, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

         "U.S. GOVERNMENT SECURITIES" means the direct obligations of, obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which guarantees or obligations the full faith and credit of the Unites States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

         "U.S. PERSON" has the meaning ascribed thereto in Rule 902 under the Securities Act.

         "U.S. PHYSICAL SECURITIES" has the meaning provided in Section 2.01.

         "VOTING STOCK" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "WHOLLY OWNED" means, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding Capital Stock in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

         SECTION 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "INDENTURE SECURITIES" means the Securities;

         "INDENTURE SECURITY HOLDER" means a Holder or a Securityholder;

         "INDENTURE TO BE QUALIFIED" means this Indenture;

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

         "OBLIGOR" on the indenture securities means the Company, and after the Assumption Date, GST USA and GST or any other obligor on the Securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.03. RULES OF CONSTRUCTION. Unless the context otherwise requires:

               (i) a term has the meaning assigned to it;

               (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (iii) "or" is not exclusive;

               (iv) words in the singular include the plural, and words in the plural include the singular;

               (v) provisions apply to successive events and transactions;

               (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

               (vii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                   ARTICLE TWO
                                 THE SECURITIES

         SECTION 2.01. FORM AND DATING. The Securities and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A with such appropriate insertions, substitutions and other variations as are required or permitted under this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange agreements to which the Issuer is subject or usage. The Issuer shall approve the form of the Securities and any notation, legend or endorsement on the Securities. Each Security shall be dated the date of its authentication.

         The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. Each of the Company, GST USA, GST and the Trustee, by its execution and delivery of this Indenture, expressly agrees to the terms and provisions of the Securities applicable to it and to be bound thereby.

         Securities offered and sold in reliance on Rule 144A shall be issued in the form of permanent global Securities in registered form, substantially in the form set forth in Exhibit A (the "U.S. GLOBAL SECURITY"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at maturity of the U.S. Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

         Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of one or more temporary global Securities in registered form substantially in the form set forth in Exhibit A (each a "TEMPORARY OFFSHORE GLOBAL SECURITY") deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. At any time following June 13, 1998 (the "OFFSHORE SECURITIES EXCHANGE DATE"), upon receipt by the Trustee and the Issuer of a certificate substantially in the form of Exhibit B hereto, one or more permanent global Securities in registered form substantially in the form set forth in Exhibit A (the "PERMANENT OFFSHORE GLOBAL SECURITY"; and together with the Temporary Offshore Global Security, the "OFFSHORE GLOBAL SECURITIES") duly executed by the Issuer and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of the Temporary Offshore Global Security in an amount equal to the principal amount at maturity of the beneficial interest in the Temporary Offshore Global Security transferred.

         Securities which are offered and sold to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. Persons) shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "U.S. PHYSICAL SECURITIES"). Securities issued pursuant to Section 2.07 in exchange for interests in the Offshore Global Security shall be in the form of permanent certificated Securities in registered form substantially in the form set forth in Exhibit A (the "OFFSHORE PHYSICAL SECURITIES").

         The Offshore Physical Securities and U.S. Physical Securities are sometimes collectively herein referred to as the "PHYSICAL SECURITIES". The U.S. Global Security and the Offshore Global Security are sometimes referred to as the "GLOBAL SECURITIES".

         The definitive Securities shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

         SECTION 2.02. RESTRICTIVE LEGENDS. (a) Unless and until a Security is exchanged for an Exchange Security in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, (i) the U.S. Global Security and each U.S. Physical Security shall bear the legend set forth below on the face thereof and (ii) the Offshore Physical Securities and the Offshore Global Security shall bear the legend set forth below on the face thereof until at least 41 days after the Closing Date and receipt by the Company and the Trustee of a certificate in the form of Exhibit B hereto:

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND

         ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO GST FUNDING, GST OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH
         TRANSFER IS IN RESPECT OF AN AGGREGATE ACCRETED VALUE OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO GST FUNDING OR GST USA, AS THE CASE MAY BE, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS

         CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND GST FUNDING OR GST USA, AS THE CASE MAY BE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

         (b) Each Global Security, whether or not an Exchange Security, shall also bear the following legend on the face thereof:

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
         NOTE  ISSUED  IS  REGISTERED  IN THE NAME OF CEDE & CO. OR TO
         SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.

         SECTION 2.03. EXECUTION, AUTHENTICATION AND DENOMINATIONS. Subject to Article Four, the aggregate principal amount at maturity of Securities that may be authenticated and delivered under this Indenture is unlimited. Two Officers shall execute the Securities for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee or authenticating agent authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Securities in the aggregate principal amount at maturity specified in such Company Order; PROVIDED that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Securities. The Opinion of Counsel shall, if requested by the Trustee, be to the effect that:

               (a) the form and terms of such Securities have been established by or pursuant to a Board Resolution or, if applicable, an indenture
         supplemental   hereto  in  conformity   with  the  provisions  of  this
         Indenture;

               (b) such supplemental indenture, if any, when executed and delivered by the Company, GST USA, GST and the Trustee, will constitute a valid and binding obligation of the Company, GST USA and GST;

               (c) such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company in accordance with their terms and will be entitled to the benefits of this Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles; and

               (d) the Company has been duly incorporated in, and is a validly existing corporation in good standing under the laws of, the State of Delaware.

Such Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and in case of an issuance of Securities pursuant to Section 2.15, shall certify that such issuance is in compliance with Article Four.

         The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount at maturity and any integral multiple of $1,000 in excess thereof.

         SECTION 2.04. REGISTRAR AND PAYING AGENT. The Issuer shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "REGISTRAR"), an office or agency where Securities may be presented for payment (the "PAYING AGENT") and an office or agency where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York. The Issuer shall cause the Registrar to keep a register of the Securities and of their transfer and exchange (the "SECURITY REGISTER"). The Issuer may have one or more co- Registrars and one or more additional Paying Agents.

         The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Issuer fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands for so long as such failure shall continue and shall be entitled to compensation therefor pursuant to Section 7.07. The Issuer may remove any Agent upon written notice to such Agent and the Trustee; PROVIDED that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Issuer and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Issuer, any Subsidiary of the Issuer, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands; PROVIDED, HOWEVER, that neither the Issuer, a Subsidiary of the Issuer nor an Affiliate of any of them shall act as Paying Agent in connection with the defeasance of the Securities or the discharge of this Indenture under Article Eight.

         The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ss.312(a). If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Security Register.

         SECTION 2.05. PAYING AGENT TO HOLD MONEY IN TRUST. Not later than 11:00 a.m. New York City time on each due date of the principal, premium, if any, and interest on any Securities, the Issuer shall deposit, or cause to be deposited, with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Issuer shall require each Paying Agent, if any, other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities (whether such money has been paid to it by the Issuer or any other obligor on the Securities), and that such Paying Agent shall promptly notify the Trustee in writing of any default by the Issuer (or any other obligor on the Securities) in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Issuer or any Subsidiary of the Issuer or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Securities, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee in writing of its action or failure to act as required by this Section 2.05.

         SECTION 2.06. TRANSFER AND EXCHANGE. The Securities are issuable only in registered form. A Holder may transfer a Security by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company and, after the Assumption Date, GST USA and GST, the Trustee, and any agent of the Issuer shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company and, after the Assumption Date, GST USA and GST, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of or beneficial owner of an interest in a Global Security shall, by acceptance of such Global Security, be deemed to have agreed that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry. When Securities are presented to the Registrar or a co- Registrar with a request to register the transfer or to exchange them for an equal principal amount at maturity of Securities of other authorized denominations (including on exchange of Securities for Exchange Securities), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Securities are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder); PROVIDED that no exchanges of Securities for Exchange Securities shall occur until a Registration Statement shall have been declared effective by the Commission and that any Securities that are exchanged for Exchange Securities shall be cancelled by the Trustee. To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made to any Holder for any registration of transfer or exchange or redemption of the Securities, but the Issuer may require payment by the Holder of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon transfers, exchanges or redemptions pursuant to Section 2.11, 3.09, 4.12,
4.14 or 9.04).

         The Registrar shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 3.04 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

         SECTION 2.07. BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES. (a) The U.S. Global Security and Offshore Global Security initially shall (i) be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.

         Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under any Global Security, and the Depositary may be treated by the Company and, after the Assumption Date, GST USA and GST, the Trustee and any agent of the Company and, after the Assumption Date, GST USA and GST or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company and, after the Assumption Date, GST USA and GST, the Trustee or any agent of the Company and, after the Assumption Date, GST USA and GST or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security.

         (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 2.08. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Security or the Offshore Global Security, respectively, if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the U.S. Global Security or the Offshore Global Security, as the case may be, and a successor depositary is not appointed by the Issuer within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request to the foregoing effect from the Depositary.

         (c) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

         (d) In connection  with any transfer  pursuant to paragraph (b) of this
Section 2.07 of a portion of the beneficial interests in a Global Security to beneficial owners who are required to hold Physical Securities, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of the Global Security in an amount equal to the principal amount at maturity of the beneficial interest in the Global Security to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

         (e) In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b) of this Section 2.07, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security an equal aggregate principal amount at maturity of Physical Securities of authorized denominations.

         (f) Any U.S. Physical Security delivered in exchange for an interest in the U.S. Global Security pursuant to paragraph (b) or (d) of this Section 2.07 shall, except as otherwise provided by paragraph (d) of Section 2.08, bear the legend regarding transfer restrictions applicable to the U.S. Physical Security set forth in Section 2.02.

         (g) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         (h) QIBs that are beneficial owners of interests in a Global Security may receive Physical Securities (which shall bear the Private Placement Legend if required by Section 2.02) in accordance with the procedures of the Depositary. In connection with the execution, authentication and delivery of such Physical Securities, the Registrar shall reflect on its books and records a decrease in the principal amount at maturity of the relevant Global Security equal to the principal amount at maturity of such Physical Securities and the Issuer shall execute and the Trustee shall authenticate and deliver one or more Physical Securities having an equal aggregate principal amount at maturity.

         (i) Any Offshore Physical Security delivered in exchange for an interest in the Offshore Global Security pursuant to paragraph (b) of this Section shall, except as otherwise provided by paragraph (d) of Section 2.08, bear the legend regarding transfer restrictions applicable to the Offshore Physical Security set forth in Section 2.02.

         SECTION 2.08. SPECIAL TRANSFER PROVISIONS. Unless and until a Security is exchanged for an Exchange Security in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

               (a) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Physical Security or an interest in the U.S. Global Security to a QIB (excluding Non-U.S. Persons):

               (i) If the Security to be transferred consists of (A) U.S. Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (B) an interest in the U.S. Global Security, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

               (ii) If the proposed transferee is an Agent Member, and the Security to be transferred consists of U.S. Physical Securities, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the U.S. Global Security in an amount equal to the principal amount at maturity of the U.S. Physical Securities to be transferred, and the Trustee shall cancel the U.S. Physical Security so transferred.

         (b) TRANSFERS OF INTERESTS IN THE TEMPORARY OFFSHORE GLOBAL SECURITY OR LEGENDED OFFSHORE PHYSICAL SECURITIES. The following provisions shall apply with respect to registration of any proposed transfer of interests in the Temporary Offshore Global Security or Legended Offshore Physical Securities:

               (i) The Registrar shall register the transfer of any Security (A) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (B) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Security stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

               (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(B) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the

         U.S. Global Security, in an amount equal to the principal amount at maturity of the Temporary Offshore Global Security to be transferred, and the Trustee shall decrease the amount of the Temporary Offshore Global Security.

               (c) TRANSFERS TO NON-U.S. PERSONS AT ANY TIME. The following provisions shall apply with respect to any transfer of a Security to a Non-U.S.
Person:

               (i) Prior to June 13, 1998, the Registrar shall register any proposed transfer of a Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit C hereto from the proposed transferor.

               (ii) On and after June 13, 1998, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Security to be transferred is a U.S. Physical Security or an interest in the U.S. Global Security, upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor.

               (iii) (A) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (1) the documents required by paragraph (i) and (2) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of the U.S. Global Security in an amount equal to the principal amount at maturity of the beneficial interest in the U.S. Global Security to be transferred, and (B) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the Offshore Global Security in an amount equal to the principal amount at maturity of the U.S. Physical Securities or the U.S. Global Security, as the case may be, to be transferred, and the Trustee shall cancel the Physical Security, if any, so transferred or decrease the amount of the U.S. Global Security.

         (d) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the Private Placement Legend is no longer required by Section 2.02 or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Notwithstanding the foregoing, upon the exchange of Securities for Exchange

Securities as described in Section 2.06 hereof and the Registration Statement, the Registrar shall deliver Securities that do not bear the Private Placement Legend.

               (e) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each Holder of, or beneficial owner of an interest in, such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture. The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture. In connection with any transfer of Securities to an Institutional Accredited Investor, each such Holder or beneficial owner agrees by its acceptance of Securities to furnish to the Registrar or to the Issuer such certifications, legal opinions or other information as such Person may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; PROVIDED that the Registrar shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such certifications, legal opinions or other information.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

               (f) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS. The following provisions shall apply with respect to the registration of any proposed transfer of a Security to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

               (i) The Registrar shall register the transfer of any Security, whether or not such Security bears the Private Placement Legend, if (A) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect at the time of such transfer or (B) the proposed transferee has delivered to the Registrar
         (1) a certificate substantially in the form of Exhibit D hereto and (2) if such transfer is in respect of an aggregate Accreted Value of Securities at the time of transfer of less than $100,000 an Opinion of Counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act.

               (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (A) the documents, if any, required by paragraph (i) and
         (B) instructions given in accordance with the Depositary's and the Registrar's procedures the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of the U.S. Global Security in an amount equal to the principal amount at maturity of the beneficial interest in the U.S.

         Global Security to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

               (g) TRANSFERS OF INTERESTS IN THE PERMANENT OFFSHORE GLOBAL SECURITY OR UNLEGENDED OFFSHORE PHYSICAL SECURITIES TO U.S. PERSONS. The following provisions shall apply with respect to any transfer of interests in the Permanent Offshore Global Security or Offshore Physical Securities to U.S.
Persons: The Registrar shall register the transfer of any such Security without requiring any additional certification.

         SECTION 2.09. REPLACEMENT SECURITIES. If a mutilated Security is surrendered to the Trustee or if the Holder claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security of like tenor and principal amount at maturity and bearing a number not contemporaneously outstanding; PROVIDED that the requirements of the second paragraph of Section 2.10 are met. If required by the Trustee or the Issuer, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Issuer to protect the Issuer, the Trustee or any Agent from any loss that any of them may suffer if a Security is replaced. The Issuer may charge such Holder for its expenses and the expenses of the Trustee in replacing a Security. In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay the principal of, premium, if any, and interest accrued on such Security instead of issuing a new Security in replacement thereof.

         Every replacement Security is an additional obligation of the Issuer and shall be entitled to the benefits of this Indenture.

         SECTION 2.10. OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.

         If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a BONA FIDE purchaser.

         If the Paying Agent (other than the Issuer or an Affiliate of the Issuer) holds on the maturity date money sufficient to pay the principal of, premium, if any, and interest accrued on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

         A Security does not cease to be outstanding because the Issuer or one of its Affiliates holds such Security, PROVIDED, HOWEVER, that, in determining whether the Holders of the requisite principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor.

         SECTION 2.11. TEMPORARY SECURITIES. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Securities, as evidenced by their execution of such temporary Securities. If temporary Securities are issued, the Issuer will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Issuer designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount at maturity of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

         SECTION 2.12. CANCELLATION. The Issuer at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Issuer has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment or cancellation and shall destroy them in accordance with its normal procedure. The Issuer shall not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

         SECTION 2.13. CUSIP, CINS AND ISIN NUMBERS. The Issuer in issuing the Securities may use "CUSIP", "CINS", "ISIN" or other identification numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers, CINS numbers, ISIN numbers or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities; PROVIDED FURTHER that failure to use "CUSIP", "CINS", "ISIN" or other identification numbers in any notice of redemption or exchange shall not effect the validity or sufficiency of such notice.

         SECTION 2.14. DEFAULTED INTEREST. If the Issuer defaults in a payment of interest on the Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Issuer for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Issuer shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

         SECTION 2.15. ISSUANCE OF ADDITIONAL SECURITIES. The Issuer may, subject to Article Four of this Indenture, issue additional Securities under this Indenture. The Securities issued on the Closing Date and any additional Securities subsequently issued shall be treated as a single class for all purposes under this Indenture.

                                  ARTICLE THREE
                                   REDEMPTION

         SECTION 3.01. RIGHT OF REDEMPTION. (a) The Securities may be redeemed at the option of the Issuer, in whole or in part, at any time or from time to time, on or after May 1, 2003 and prior to maturity, at the following Redemption Prices (expressed in percentages of their principal amount at maturity), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment
Date) if redeemed during the 12-month period commencing May 1 of the years set forth below:

          YEAR                                          REDEMPTION PRICE
          2003                                              105.250%
          2004                                              103.500%
          2005                                              101.750%
          2006 and thereafter                               100.0000%

         (b) In addition, the Securities may be redeemed as a whole, but not in part, at the option of GST, at any time after GST USA has become the obligor on the Securities and GST has guaranteed the Securities, at 100% of their Accreted Value on the Redemption Date, together with accrued interest thereon, if any, to the Redemption Date, in the event GST has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Security Guarantee, any Additional Amounts as a result of a change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or change in any official position regarding the application or interpretation or such laws or regulations, which change is announced or becomes effective on or after the Closing Date.

         SECTION 3.02. MANDATORY REDEMPTION. If on May 1, 2003 GST USA is prohibited by the Existing Indentures from assuming all of the Securities, the Company will redeem, upon not less than 10 nor more than 30 days' notice, on such date the portion of the Securities that cannot be assumed or guaranteed at 105.250% of their principal amount at maturity plus accrued and unpaid interest to the date of redemption.

         SECTION 3.03. NOTICES TO TRUSTEE. If the Issuer elects to redeem Securities pursuant to Section 3.01(a), GST elects to redeem the Securities pursuant to Section 3.01(b) or the Company is required to redeem Securities pursuant to Section 3.02, the Issuer, GST or the Company shall notify the Trustee in writing of the Redemption Date and the principal amount at maturity of Securities to be redeemed.

         The Company, GST USA or GST, as the case may be, shall give each notice provided for in this Section 3.03 in an Officers' Certificate at least 25 days before mailing the notice to Holders required pursuant to Section 3.05 (unless a shorter period shall be satisfactory to the Trustee).

         SECTION 3.04. SELECTION OF SECURITIES TO BE REDEEMED. If less than all of the Securities are to be redeemed at any time pursuant to Section 3.01(a) or
Section 3.02, the Trustee shall select the Securities to be redeemed in compliance with the requirements, as certified to it by the Issuer, of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; PROVIDED, HOWEVER, that no Securities of $1,000 in principal amount at maturity or less shall be redeemed in part.

         The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. Securities in denominations of $1,000 in principal amount at maturity may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount at maturity or any integral multiple thereof) of Securities that have denominations larger than $1,000 in principal amount at maturity. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer and the Registrar promptly in writing of the Securities or portions of Securities to be called for redemption.

         SECTION 3.05. NOTICE OF REDEMPTION. With respect to any redemption of Securities, at least 30 days but not more than 60 days before a Redemption Date in the case of the redemption under Section 3.01 and at least 10 but not more than 30 days prior to May 1, 2003 in the case of a redemption under Section 3.02, the Issuer shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

                  (a)      the Redemption Date;

                  (b)      the Redemption Price;

                  (c)      the name and address of the Paying Agent;

                  (d) that Securities called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

                  (e) that, unless the Issuer defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Securities to the Paying Agent;

                  (f) that, if any Security is being redeemed in part, the portion of the principal amount at maturity (equal to $1,000 in principal amount at maturity or any integral multiple thereof) of such Security to be redeemed and that, on and after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount at maturity equal to the unredeemed portion thereof will be reissued; and

                  (g) that, if any Security contains a CUSIP, CINS, ISIN or other identification number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP, CINS, ISIN or other identification number either as printed on the Securities or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities.

         At the Issuer's request (which request may be revoked by the Issuer at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least five days before mailing the notice to Holders referred to in Section 3.01 or 3.02, the Trustee shall give such notice of redemption in the name and at the expense of the Issuer, GST or the Company. If, however, the Issuer, GST or the Company gives such notice to the Holders, the Issuer, GST or the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

         SECTION 3.06. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Securities to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

         Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Securities held by Holders to whom such notice was properly given.

         SECTION 3.07. DEPOSIT OF REDEMPTION PRICE. Prior to any Redemption Date, the Issuer shall deposit, or cause to be deposited, with the Paying Agent (or, if the Issuer is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date that have been delivered by the Issuer to the Trustee for cancellation.

         SECTION 3.08. PAYMENT OF SECURITIES CALLED FOR REDEMPTION. If notice of redemption has been given in the manner provided above, the Securities or portion of Securities specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Issuer shall default in the payment of such Securities at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Securities), such Securities shall cease to accrue interest (or original issue discount). Upon surrender of any Security for redemption in accordance with a notice of redemption, such Security shall be paid and redeemed by the Issuer at the Redemption Price, together with accrued interest, if any, to the

Redemption Date; PROVIDED that installments of interest shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date that is on or prior to the Redemption Date.

         SECTION 3.09. SECURITIES REDEEMED IN PART. Upon surrender of any Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount at maturity to the unredeemed portion of such surrendered Security.

                                  ARTICLE FOUR
                                    COVENANTS

         SECTION 4.01. PAYMENT OF SECURITIES. The Issuer shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Issuer, a Subsidiary of the Issuer, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Issuer or any Subsidiary of the Issuer or any Affiliate of any of them, acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section
2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Issuer, the Trustee shall serve as the Paying Agent and conversion agent, if any, for the Securities.

         The Issuer shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Securities.

         SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY. The Issuer will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee, Registrar or co-Registrar or any Affiliate of any of them) where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

         The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates the Corporate Trust Office of the Trustee, located in the Borough of Manhattan, the City of New York, as such office of the Issuer in accordance with Section 2.04.

         SECTION 4.03. LIMITATION ON INDEBTEDNESS. (a) GST will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Securities and Indebtedness existing on the Closing Date); PROVIDED that GST and GST USA may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Indebtedness to EBITDA Ratio would be greater than zero and less than 5:1. The Company may not Incur any Indebtedness other than the Securities.

         Notwithstanding the foregoing, GST and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

                  (i) Indebtedness outstanding at any time (including, but not limited to, Indebtedness under the Tomen Facility) in an aggregate principal amount not to exceed $320 million, less any amount of Indebtedness permanently repaid as provided under Section 4.12;

                  (ii) Indebtedness (A) to GST evidenced by a promissory note or
         (B) to any of its Restricted Subsidiaries; PROVIDED that any subsequent event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to GST or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

                  (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clause (i), (ii),
         (iv), (v), (vii) or (viii) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); PROVIDED that Indebtedness the proceeds of which are used to refinance or refund the Securities and Security Guarantee or Indebtedness that is or would be PARI PASSU with, or subordinated in right of payment to, the Securities and Security Guarantee shall only be permitted under this clause (iii) if (A) in case the Securities and Security Guarantee are refinanced in part, or the Indebtedness to be refinanced is or would be PARI PASSU with the Securities or Security Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made PARI PASSU with, or subordinate in right of payment to, the remaining Securities or Security Guarantee, (B) in case the Indebtedness to be refinanced is or would be subordinated in right of payment to the Securities or Security Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made subordinate in right of payment to the Securities or Security Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the Securities or Security Guarantee and
         (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and PROVIDED FURTHER that in no event may Indebtedness of GST or GST USA be refinanced by means of any Indebtedness of any Restricted Subsidiary of GST USA pursuant to this clause (iii);

                  (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; PROVIDED that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of GST or any of the Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by GST or any Restricted Subsidiary in connection with such disposition;

                  (v) Indebtedness of GST not to exceed, at any one time outstanding, two times the Net Cash Proceeds received by GST after the Closing Date from the issuance and sale of its Capital Stock (other than Redeemable Stock) to a Person other than a Subsidiary of GST to the extent such Net Cash Proceeds have not been used pursuant to clause
         (C)(2) of the first paragraph or clauses (iii), (iv) or (vi) of the second paragraph of Section 4.04 to make a Restricted Payment; PROVIDED that such Indebtedness does not mature prior to the Stated Maturity of the Securities and has an Average Life longer than the Securities;

                  (vi) Indebtedness Incurred to finance the cost (including, without limitation, the cost of design, development, construction, acquisition, installation or integration) of network assets (including, without limitation, equipment and real property and leasehold improvements that are necessary to install or operate network assets; PROVIDED that in no event shall the cost of any such real property and leasehold improvements financed hereby exceed 20% of the total cost of the related network assets) or inventory purchased or leased by GST or any of its Restricted Subsidiaries after the Closing Date;

                  (vii) Indebtedness of GST or GST USA under one or more revolving credit or working capital facilities in an aggregate principal  amount  outstanding  at any time not to exceed the lesser of
         (A) $50 million and (B) 75% of the consolidated book value of the accounts receivable of GST and its Restricted Subsidiaries; and

                  (viii) Indebtedness of GST or GST USA to the extent the proceeds thereof are promptly (a) used to purchase Securities tendered in an Offer to Purchase made as a result of a Change of Control or (b) deposited to defease the Securities under Article Eight.

         (b) For purposes of determining any particular amount of Indebtedness under this Section 4.03, (1) Indebtedness Incurred under the Tomen Facility on or prior to the Closing Date shall be treated as Incurred pursuant to clause (i) of the second paragraph of this Section 4.03 and (2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, GST, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

         SECTION 4.04. LIMITATION ON RESTRICTED PAYMENTS. GST will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on its Capital Stock (other than dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than GST or any of its Restricted Subsidiaries (and other than pro rata dividends or distributions on Common Stock of Restricted Subsidiaries), (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of GST (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than any Wholly Owned Restricted Subsidiaries of GST, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of GST USA or GST that is subordinated in right of payment to the Securities or the Security Guarantee, as the case may be, or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "RESTRICTED

PAYMENTS") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) GST could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03 or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of such amount) (determined by excluding income resulting from transfers of assets by GST or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed pursuant to Section 4.20 plus (2) the aggregate Net Cash Proceeds received by GST after May 13, 1997 from the issuance and sale permitted by this Indenture of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of GST, or from the issuance to a Person who is not a Subsidiary of GST of any options, warrants or other rights to acquire Capital Stock of GST (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Securities), in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (v) of the second paragraph of Section 4.03, plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments and reductions in Investments made pursuant to clause (vi) of the second paragraph of this Section 4.04) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to GST or any Restricted Subsidiary (except to the extent any such payment is included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "INVESTMENTS"), not to exceed the amount of Investments previously made by GST and its Restricted Subsidiaries in such Person.

         The foregoing provision shall not be violated by reason of:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

                  (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Intercompany Notes or, after GST USA assumes the Securities, the Securities or Security Guarantee, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause
         (iii) of the second paragraph of Section 4.03;

                  (iii) the repurchase, redemption or other acquisition of Capital Stock of GST in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Redeemable Stock) of GST;

                  (iv) the acquisition of Indebtedness of GST USA or GST which is subordinated in right of payment to the Intercompany Notes or, after GST USA assumes the Securities, the Securities or Security Guarantee, in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock of GST (other than Redeemable Stock);

                  (v) payments or distributions, in the nature of satisfaction of dissenters' rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Article Five;

                  (vi) Investments in any Person or Persons (other than an Affiliate (other than a Subsidiary) of the Company), the primary business of which is related, ancillary or complementary to the business of GST and its Restricted Subsidiaries on the date of such Investments, in an aggregate amount not to exceed $50 million plus, (a) in any fiscal year, an amount not to exceed 10% of GST's Consolidated EBITDA (if positive) for the immediately preceding fiscal year, (b) an amount not to exceed the Net Cash Proceeds received by GST after May 13, 1997 from the issuance and sale permitted by this Indenture of its Capital Stock (other than Redeemable Stock) to a Person that is not a Subsidiary of GST, except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (v) under Section 4.03 or to make Restricted Payments pursuant to clause (C)(2) of the first paragraph or clause (iii) or (iv) of this paragraph of this Section
         4.04 and (c) the net reduction in Investments in any Person made pursuant to this clause (vi), except to the extent such reduction is included in the calculation of Adjusted Consolidated Net Income; PROVIDED that the net reduction in any such Investment shall not exceed the amount of Investments previously made in such Person;

                  (vii) Investments by GST or a Restricted Subsidiary made pursuant to the second paragraph of Section 4.11, in an aggregate amount not to exceed $25 million; and

                  (viii) cash payments in lieu of the issuance of fractional Common Shares upon conversion (including mandatory conversion) of the Convertible Notes provided for in the Convertible Notes Indenture or the Redeemable Preferred Shares; PROVIDED that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth herein.

         Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof and an exchange of Capital Stock for

Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses
(iii), (iv) and (vi) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.04 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of GST are used for the redemption, repurchase or other acquisition of the Securities or Indebtedness that is PARI PASSU with the Securities or Security Guarantee, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section 4.04 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

         The Company will not, and will not permit any Subsidiary to, directly or indirectly, make any Restricted Payment other than Investments in Pledged Securities, cash, the Fee Notes and Intercompany Notes, in each case pledged to secure the Securities.

         SECTION 4.05. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. GST will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by GST or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to GST or any other Restricted Subsidiary, (iii) make loans or advances to GST or any other Restricted Subsidiary or (iv) transfer any of its property or assets to GST or any other Restricted Subsidiary.

         The foregoing provisions shall not restrict any encumbrances or restrictions:

                  (i) existing on the Closing Date in this Indenture or any other agreement in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; PROVIDED that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                  (ii) existing under or by reason of applicable law;

                  (iii) existing with respect to any Person or the property or assets of such Person acquired by GST or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

                  (iv) in the case of clause (iv) of the first paragraph of this
         Section 4.05, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of GST or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of GST or any Restricted Subsidiary in any manner material to GST or any Restricted Subsidiary;

                  (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

                  (vi) with respect to any Development Company, imposed pursuant to or in connection with any Indebtedness Incurred by such Development Company to finance at least 50% of the total financing required for the development and construction of all of such Development Company's alternative access networks or any Indebtedness Incurred to refinance or replace such Indebtedness; PROVIDED that (a) such Indebtedness (including such refinancing Indebtedness) is permitted to be Incurred under Section 4.03, (b) such encumbrances and restrictions are no more restrictive in any material respect than those encumbrances and restrictions existing under the Tomen Facility as in effect on the Closing Date and (c) such encumbrances and restrictions shall only apply to such Development Company for so long as such Indebtedness (or such refinancing Indebtedness) remains outstanding; or

                  (vii) with respect to any Development Company (a "RESTRICTED DEVELOPMENT COMPANY"), imposed pursuant to or in connection with any Indebtedness Incurred by another Development Company to finance at least 50% of the total financing required for the development and construction of all of such other Development Company's alternative access networks or any Indebtedness Incurred to refinance or replace such Indebtedness; PROVIDED that (a) such encumbrances and restrictions shall not apply to such Restricted Development Company prior to the occurrence of an event of default under such Indebtedness (or refinancing Indebtedness), (b) such Indebtedness (including such refinancing Indebtedness) is permitted to be Incurred under Section 4.03, (c) such encumbrances and restrictions are no more restrictive in any material respect than those contemplated by the Tomen Facility as in effect on the Closing Date and (d) at least 50% of the total financing required for the development and construction of all of such Restricted Development Company's alternative access networks was provided by the holder of the Indebtedness of such other Development Company.

         The Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any of the matters referred to in the first paragraph of this section.

         Nothing contained in this Section 4.05 shall prevent GST or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.09 or (2) restricting the sale or other disposition of property or assets of GST or any of its Restricted Subsidiaries that secure Indebtedness of GST or any of its Restricted Subsidiaries.

         SECTION 4.06. LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. GST will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except

                  (i) to GST or a Wholly Owned Restricted Subsidiary;

                  (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;

                  (iii) if,  immediately after giving effect to such issuance or
         sale,  such  Restricted   Subsidiary  would  no  longer   constitute  a
         Restricted Subsidiary; or

                  (iv) a sale of Common Stock of Phoenix Fiber, and in connection and concurrently with such sale, a sale of Common Stock of GST Tucson Lightwave, Inc.; PROVIDED that the proceeds of any such sale under this clause (iv) shall be applied in accordance with clause (A) or (B) of the first paragraph of Section 4.12.

         The Company will not sell, and will not permit any Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Subsidiary of the Company (including options, warrants or other rights to purchase shares of such Capital Stock).

         SECTION 4.07. LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES. GST will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of GST or any Indebtedness of GST USA ("GUARANTEED INDEBTEDNESS"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a "SUBSIDIARY GUARANTEE") of payment of the Securities by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company, GST or GST USA as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; PROVIDED that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that (x) existed at the time such Person became a Restricted Subsidiary and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) PARI PASSU with the Intercompany Notes, the Securities or the Security Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be PARI PASSU with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Intercompany Notes, the Securities or the Security Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Intercompany Notes, the Securities or Security Guarantee, as the case may be.

         Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of GST of all of GST's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

         The Company will not permit any Subsidiary to, directly or indirectly, Guarantee any Indebtedness.

         SECTION 4.08. LIMITATION ON TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. GST will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of GST or any Restricted Subsidiary or with any Affiliate of GST or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to GST or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

         The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors of GST or (B) for which GST or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to GST or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between GST and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees (including through the issuance of shares of Common Stock of GST or options, warrants or other rights to acquire such shares) to

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directors of GST who are not employees of GST or any of its  Subsidiaries;  (iv)
any payments or other transactions pursuant to any tax-sharing agreement between GST and any other Person with which GST files a consolidated tax return or with which GST is part of a consolidated group for tax purposes; or (v) any
Restricted  Payments  not  prohibited  by  Section  4.04.   Notwithstanding  the
foregoing, any transaction or series of transactions covered by the first paragraph of this Section 4.08 and not covered by clauses (ii) through (vi) of this paragraph, the aggregate amount of which exceeds $500,000 in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or
(B) above.

         The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, renew or extend any of the transactions described in the first paragraph of this section other than any transaction between the Company and GST or any of its Restricted Subsidiaries required or permitted by this Indenture and Pledge Agreement.

         SECTION 4.09. LIMITATION ON LIENS. GST will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary (collectively, "PROTECTED PROPERTY"), without making effective provision for all of the Securities (or in the case of a Lien on Protected Property of GST, the Security Guarantee) and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Securities or the Security Guarantee, prior to) the obligation or liability secured by such Lien; provided that neither GST nor any Restricted Subsidiary will create, Incur, assume or suffer to exist any Lien on the Pledged Securities, the Pledge Account or any Acquired Equipment, except Liens securing the Securities and the Intercompany Notes.

         The foregoing limitation does not apply to

                  (i) Liens existing on the Closing Date;

                  (ii) Liens granted after the Closing Date on any assets or Capital Stock of GST or its Restricted Subsidiaries securing the Initial Note, the Intercompany Notes or created in favor of the Company, the Trustee or the Holders of the Securities;

                  (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to GST or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to GST or such other Restricted Subsidiary;

                  (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iii) of the second paragraph of Section 4.03; PROVIDED that such Liens do not extend to or cover any property or assets

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
         of GST or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

                  (v) Liens upon or Capital Leases with respect to inventory, property or equipment acquired or held by GST or any of its Restricted Subsidiaries to secure all or a part of the purchase price therefor or GST's or such Restricted Subsidiary's obligations under such lease; PROVIDED that such Liens do not extend to or cover any property or assets of GST or any Restricted Subsidiary other than the inventory, property or equipment acquired;

                  (vi) Liens on assets or property of, or the Capital Stock of, a Development Company securing Indebtedness Incurred under clause (i) of the second paragraph of Section 4.03 to finance at least 50% of the total financing for the development and construction of the alternative access networks owned by such Development Company; PROVIDED such Liens do not extend to or cover any other property or assets of GST or any of its Restricted Subsidiaries;

                  (vii)  Liens  on  any  property  or  assets  of  a  Restricted
         Subsidiary   securing   Indebtedness  of  such  Restricted   Subsidiary
         permitted to be Incurred under the Indenture; or

                  (viii) Permitted Liens.

         The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character other than Liens granted in favor of the Trustee or the Holders of the Securities.

         SECTION 4.10. LIMITATION ON SALE-LEASEBACK TRANSACTIONS. GST will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby GST or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which GST or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

         The  foregoing   restriction  does  not  apply  to  any  sale-leaseback
transaction if

                  (i) the lease is for a period, including renewal rights, of not in excess of three years;

                  (ii) the lease secures or relates to industrial revenue or pollution control bonds;

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
                  (iii) the transaction is solely between GST and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or

                  (iv) GST or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of Section 4.12.

         The Company will not, and will not permit any Subsidiary to, enter into any sale-leaseback transaction.

         SECTION 4.11. LIMITATION ON INVESTMENTS. GST will not, and will not permit any Restricted Subsidiary to, (i) make any Investment in any Person (including an Unrestricted Subsidiary) that during its most recent fiscal year derived or in its current fiscal year is expected by the Board of Directors of GST to derive more than $250,000 in revenues from, or in its most recent fiscal year spent or in its current fiscal year is expected by the Board of Directors of GST to spend more than $250,000 on, operations or activities located outside the continental United States (other than in the State of Hawaii or between the continental United States and the State of Hawaii) (an "INTERNATIONAL BUSINESS") or (ii) acquire or own (directly or indirectly), other than through an Unrestricted Subsidiary, any entity, business or asset that is primarily located outside the continental United States (other than in the State of Hawaii) or any right with respect to any of the foregoing (an "INTERNATIONAL ASSET").

         Notwithstanding the foregoing, and subject to Section 4.04, GST and its Restricted Subsidiaries may make an Investment in an Unrestricted Subsidiary which owns, intends to acquire or has rights with respect to an International Business or International Asset provided that the aggregate amount of such Investments does not exceed (i) $25 million plus, (A) in any fiscal year, an amount not to exceed 10% of GST's Consolidated EBITDA (if positive) for the immediately preceding fiscal year and (B) an amount not to exceed the Net Cash Proceeds received by GST after May 13, 1997 from the issuance and sale permitted by this Indenture of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of GST, less (ii) the amount of any Investments made pursuant to the first paragraph, or the amount of any Restricted Payment made pursuant to clause (iii), (iv) or (vi) of the second paragraph, of Section 4.04; PROVIDED that the International Business or International Assets are related, ancillary or complementary to the primary business of GST and its Restricted Subsidiaries on the date of such Investment.

         SECTION 4.12. LIMITATION ON ASSET SALES. GST will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by GST or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 85% of the consideration received consists of cash or Temporary Cash

Investments; PROVIDED, HOWEVER, that clause (ii) shall not apply to long-term assignments of capacity in a network. In the event and to the extent that the Net Cash Proceeds received by GST or its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of GST and its Subsidiaries has been prepared), then GST shall or shall cause the relevant Restricted Subsidiary to
(i) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of GST or GST USA or Indebtedness of any Restricted Subsidiary (other than GST USA), in each case owing to a Person other than GST or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause
(A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, GST and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors of GST, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Section 4.12. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

         If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this
Section 4.12 totals at least $5.0 million, the Issuer must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate Accreted Value of Securities equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the Accreted Value of the Securities on the relevant Payment Date, plus, in each case, accrued interest to such Payment Date.

         The Company will not, and will not permit any Subsidiary to, consummate any Asset Sale except as permitted under the Pledge Agreement.

         SECTION 4.13. IMPAIRMENT OF SECURITY INTEREST OR ABILITY TO ASSUME THE SECURITIES. Except as specifically provided in the Pledge Agreement, none of GST, GST USA nor the Company shall, nor shall they permit any Subsidiary to, take or knowingly omit to take any action that (i) might or would have the result of materially impairing the security interest with respect to the Pledged Securities, any Acquired Equipment, the Fee Notes or Intercompany Notes for the benefit of the Trustee and the Holders of the Securities, (ii) grant to any Person other than

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
the Trustee or the Holders of the Securities, any interest whatsoever in the Pledged Securities, other amounts in the Pledge Account, any Acquired Equipment, the Fee Notes or any Intercompany Note, (iii) would prevent, or restrict GST USA from assuming, or GST from guaranteeing, the Securities on May 1, 2003 or earlier if permitted by the Existing Indentures or (iv) would prevent or restrict GST USA from issuing Fee Notes to the Company.

         SECTION 4.14. REPURCHASE OF SECURITIES UPON A CHANGE OF CONTROL. The Issuer must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Securities then outstanding, at a purchase price equal to 101% of the Accreted Value thereof on the relevant Payment Date, plus accrued interest to such Payment Date. Prior to the mailing of the notice to Holders commencing such Offer to Purchase, but in any event within 30 days following any Change of Control, the Issuer covenants to (i) repay in full all indebtedness of the Issuer that would prohibit the repurchase of the Securities pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Issuer to permit the repurchase of the Securities. The Issuer shall first comply with the covenant in the preceding sentence before it shall repurchase Securities pursuant to this Section 4.14.

         SECTION 4.15. EXISTENCE. Subject to compliance with the terms of Articles Four and Five of this Indenture, GST will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of GST and each such Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of GST and each such Subsidiary; PROVIDED that GST shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary (other than of the Issuer), if the maintenance or preservation thereof is no longer desirable in the conduct of the business of GST and its Restricted Subsidiaries taken as a whole.

         SECTION 4.16. PAYMENT OF TAXES AND OTHER CLAIMS. GST will pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) GST or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of GST or any such Subsidiary and
(ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of GST or any such Subsidiary; PROVIDED that GST shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

         SECTION 4.17. MAINTENANCE OF PROPERTIES AND INSURANCE. GST will cause all properties used or useful in the conduct of its business or the business of any of its Restricted

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
Subsidiaries, to be maintained and kept in reasonable condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable business judgment of GST may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED that nothing in this Section
4.17 shall prevent GST or any such Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the reasonable business judgment of GST, desirable in the conduct of the business of GST or such Subsidiary.

         GST will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which GST or such Restricted Subsidiary, as the case may be, is then conducting business.

         SECTION 4.18. NOTICE OF DEFAULTS. In the event that GST or the Issuer becomes aware of any Default or Event of Default, GST or the Issuer, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

         SECTION  4.19.  COMPLIANCE  CERTIFICATES.  (a) GST shall deliver to the
Trustee, within 90 days after the end of GST's fiscal year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. Such certificates shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of GST that a review has been conducted of the activities of GST and the Restricted Subsidiaries and GST's and the Restricted Subsidiaries' performance under this Indenture and that, to the best knowledge of such officer, GST has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.19, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any such officer knows of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status.

         (b) GST shall deliver to the Trustee, within 90 days after the end of its fiscal year, a certificate signed by GST's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this Section 4.19 and
(iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that GST or the Issuer was not in compliance with any of the terms, covenants, provisions or conditions of

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
Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; PROVIDED that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

         (c) Within 90 days of the end of each of GST's fiscal years, GST shall deliver to the Trustee a list of all Significant Subsidiaries. The Trustee shall have no duty with respect to any such list except to keep it on file and make it available for inspection by the Holders upon reasonable notice to the Trustee and during normal business hours.

         SECTION 4.20. COMMISSION REPORTS AND REPORTS TO HOLDERS. At all times from and after the earlier of (i) the date of the commencement of an Exchange Offer or the effectiveness of the Shelf Registration Statement (the "REGISTRATION") and (ii) six months after the Closing Date, in either case, whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto. In addition, at all times prior to the earlier of the date of the Registration and six months after the Closing Date, the Company shall, at its cost, deliver to each Holder of the Securities quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act. In addition, at all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the Securities designated by a Holder, the Company shall supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act. Whether or not GST is required to file reports with the Commission, if any Securities are outstanding, GST shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act. The Company and GST shall supply the Trustee and each Holder of Securities or shall supply to the Trustee for forwarding to each Holder, without cost to such Holder or the Trustee, copies of such reports or other information.

         SECTION 4.21. WAIVER OF STAY, EXTENSION OR USURY LAWS. Each of the Issuer and GST covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer or GST, as the case may be, from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Issuer and GST hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power

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
herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 4.22. ADDITIONAL AMOUNTS. Any payments made by GST under or respect to the Securities pursuant to the Security Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter "TAXES"), unless GST is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If GST is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Securities, GST will pay such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary, so that the net amount received by each Holder of Securities (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; PROVIDED, HOWEVER, that no Additional Amounts will be payable with respect to a payment made to a Holder (an "EXCLUDED HOLDER") (i) with which GST does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment, or (ii) which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than solely by reason of the Holder's activity in connection with purchasing the Securities, by the mere holding of Securities or by reason of the receipt of payments thereunder. GST will, upon written request of any Holder (other than an Excluded Holder), reimburse such Holder, for the amount of (i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Securities and (ii) any Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i), but excluding any such Taxes on such Holder's net income so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been imposed.

         At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if GST will be obligated to pay Additional Amounts with respect to such payment, GST will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal (or premium, if any), Redemption Price, interest or any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

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         SECTION 4.23.  ASSUMPTION OF SECURITIES BY GST USA. (a) On May 1, 2003,
or earlier if permitted under the terms of the Existing Indentures, GST USA and GST will execute and deliver a supplemental indenture to this Indenture in the form attached hereto as Exhibit E and GST USA will execute and deliver a Collateral Pledge and Security Agreement substantially in the form of the Pledge Agreement in favor of the Trustee granting to the Trustee for the benefit of the Holders of the Securities a first priority security interest in all Acquired Equipment that secured the Intercompany Notes or was held by the Company on the Assumption Date.

         (b) On the Assumption Date, GST USA will deliver to the Trustee an Opinion of Counsel to the effect that, after giving effect to the assumption of the Securities by GST USA pursuant to the supplemental indenture delivered pursuant to clause (a) above:

                  (i) each of the Securities and this Indenture constitutes a valid and binding obligation of GST USA in accordance with its terms and the Securities are entitled to the benefits of this Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

                  (ii) each of this Indenture and the indenture supplement delivered under clause (a) above constitutes a valid and binding obligation of GST in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles; and

                  (iii) GST USA has granted to the Trustee for the benefit of the holders of the Securities a valid and perfected first priority security interest in all Acquired Equipment that secured the Intercompany Notes or was held by the Company on the Assumption Date to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Securities.

                  (c) On the Assumption Date, upon delivery of the Opinion of Counsel pursuant to clause (b) above, GST USA will liquidate the Company and will cause the Company to distribute all of its assets (if any) to GST USA.

                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

         SECTION 5.01. CONSOLIDATION, MERGER AND SALE OF ASSETS. Neither GST nor GST USA shall consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an

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entirety in one transaction or a series of related  transactions) to, any Person
(other than a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; PROVIDED that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person, GST or GST USA) shall be issued or distributed to the stockholders of GST or GST USA) or permit any Person to merge with or into GST or GST USA unless:

                  (i) GST or GST USA shall be the continuing Person, or the Person (if other than GST or GST USA) formed by such consolidation or into which GST or GST USA is merged or that acquired or leased such property and assets of GST or GST USA shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of GST or GST USA, as the case may be, on all of the Securities, the Intercompany Notes and the Security Guarantee and under this Indenture;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction on a PRO FORMA basis, GST, GST USA or any Person becoming the successor obligor of the Securities or the Security Guarantee, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of GST or GST USA, as the case may be, immediately prior to such transaction;

                  (iv) immediately after giving effect to such transaction on a PRO FORMA basis GST or GST USA, as the case may be, or any Person becoming the successor obligor of the Securities or the Security Guarantee, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03(a); and

                  (v)  GST or GST  USA,  as the  case  may be,  delivers  to the
         Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; PROVIDED, HOWEVER, that clauses
         (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of GST or GST USA, as the case may be, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the jurisdiction of incorporation of GST to a state in the United States or of GST USA to another state of the United States; and PROVIDED FURTHER that any

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         such  transaction  shall not have as one of its purposes the evasion of the foregoing limitations.

         The restrictions and conditions described in the preceding paragraph shall also apply to the Company except that clauses (iii) and (iv) shall not apply to a merger or consolidation of GST USA and the Company or the sale, conveyance or other disposition of all or substantially all of the assets of the Company to GST USA.

         SECTION 5.02. SUCCESSOR SUBSTITUTED. Upon any consolidation or merger, or any sale, conveyance, transfer or other disposition of all or substantially all of the property and assets of the Company, GST USA or GST in accordance with
Section  5.01  of  this   Indenture,   the  successor   Person  formed  by  such
consolidation or into which the Company, GST USA or GST is merged or to which such sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company, GST USA or GST, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company, GST USA or GST, as the case may be, herein; PROVIDED that the Company, GST USA or GST, as the case may be, shall not be released from its obligations to pay the principal of, premium, if any, or interest on the Securities in the case of a lease of all or substantially all of its property and assets.

                                   ARTICLE SIX
                              DEFAULT AND REMEDIES

         SECTION 6.01. EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall occur with respect to the Securities if:

                  (a) the Issuer defaults in the payment of principal of (or premium, if any, on) any Security when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

                  (b) the Issuer defaults in the payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                  (c) the Company, GST USA or GST defaults in the performance of or breaches any other covenant or agreement of the Company, GST USA or GST in this Indenture or under the Securities, the Security Guarantee, the Fee Notes or any Intercompany Note and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of Securities;

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                  (d)  there  occurs  with  respect  to any  issue or  issues of
         Indebtedness of GST or any Significant Subsidiary having an outstanding principal amount of $5 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

                  (e) any final judgment or order (not covered by insurance) for the payment of money in excess of $5 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, GST USA, GST or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (f) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, GST USA, GST or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, GST USA, GST or any Significant Subsidiary (other than a liquidation of the Company into GST USA in connection with the assumption of the Securities) or for all or substantially all of the property and assets of the Company, GST USA, GST or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company, GST USA, GST or any Significant Subsidiary (other than a liquidation of the Company into GST USA in connection with the assumption of the Securities) and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

                  (g) the Company,  GST USA, GST or any  Significant  Subsidiary
         (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, GST USA, GST or any Significant Subsidiary (other than a liquidation of the Company into GST USA in connection with the assumption of the

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         Securities) or for all or substantially  all of the property and assets of the Company, GST USA, GST or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors;

                  (h) the Trustee or the Company does not have at all times a first priority perfected security interest in all Pledged Securities, the Pledge Account, all Acquired Equipment, the Fee Notes and
         Intercompany Notes or the Company, GST USA or GST asserts in writing that the security arrangements under this Indenture, the Pledge Account, the Fee Notes and the Intercompany Notes are not in full force and effect; or

                  (i) GST USA shall not have become a direct obligor on the Securities (other than Securities to be redeemed as described under Section 3.02 for which the Company shall have deposited the redemption price) and GST shall not have become a guarantor of the Securities by May 1, 2003.

         SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01 that occurs with respect to the Company, GST USA or GST or clause (h)) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities, by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the Accreted Value of, premium, if any, and accrued interest, on the Securities to be immediately due and payable. Upon a declaration of acceleration, such Accreted Value, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause
(d) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (d) shall be remedied or cured by GST or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause
(f) or (g) of Section 6.01 occurs with respect to the Company, GST USA or GST or an Event of Default specified in clause (h) occurs, the Accreted Value of, premium, if any, and accrued interest on the Securities then outstanding shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may, and at the direction of the Holders of not less than a majority of the outstanding principal amount of the Securities shall, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

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         The Trustee may maintain a  proceeding  even if it does not possess any of the Securities or does not produce any of them in the proceeding.

         SECTION 6.04. WAIVER OF PAST DEFAULTS. Subject to Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in principal amount of the outstanding Securities, by written notice to the Issuer and to the Trustee, may waive all past Defaults and Events of Default and rescind and annul a declaration of acceleration (except a Default in the payment of principal of, premium, if any, or interest on any Security as specified in clause (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the holder of each outstanding Security affected) if (i) all existing Events of Default, other than the nonpayment of principal of, premium, if any, or interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         SECTION 6.05. CONTROL BY MAJORITY. The Holders of at least a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Securities pursuant to this Section 6.05.

         SECTION 6.06. LIMITATION ON SUITS. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (i)  the  Holder  gives  the  Trustee   written  notice  of  a
         continuing Event of Default;

                  (ii) the Holders of at least 25% in aggregate principal amount of outstanding Securities make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer and, if requested provide, the Trustee indemnity satisfactory to the Trustee against any costs, liabilities or expenses which may be incurred in compliance with such request;

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                  (iv) the Trustee  does not comply  with the request  within 60 days after  receipt of the written  request and the offer of indemnity;
         and

                  (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities do not give the Trustee a direction that is inconsistent with the request.

         For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Securities have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Securities or otherwise under the law.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

         SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of, premium, if any, or interest on such Security, or to bring suit for the enforcement of any such payment, on or after the due date expressed in such Security, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default in payment of principal, premium or interest specified in clause (a), (b) or (c) of
Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor of the Securities for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor of the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Securities or upon any such claims and to distribute the same,

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and any custodian,  receiver,  assignee,  trustee,  liquidator,  sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10. PRIORITIES. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

         FIRST: to the Trustee for all amounts due under Section 7.07;

                  SECOND: to the Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

                  THIRD: to the Issuer or any other obligors of the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

         The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

         SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 of this Indenture, or a suit by Holders of more than 10% in principal amount of the outstanding Securities.

         SECTION 6.12. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in

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such  proceeding,  the Issuer,  the  Trustee  and the Holders  shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuer, Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 6.13. RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 6.14. DELAY OR OMISSION NOT WAIVER. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                  ARTICLE SEVEN
                                     TRUSTEE

         SECTION 7.01. GENERAL. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

         SECTION 7.02. CERTAIN RIGHTS OF TRUSTEE. Subject to TIA Sections 315(a) through (d):

                  (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or

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         presented by the proper person.  The Trustee need not  investigate  any
         fact  or  matter   stated  in  the  document  and  may  in  good  faith
         conclusively rely as to the truth of the statements and the correctness of the opinions therein;

                  (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate, opinion and/or an accountants' certificate;

                  (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care;

                  (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

                  (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; PROVIDED that the Trustee's conduct does not constitute negligence or bad faith;

                  (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, GST USA or GST personally or by agent or attorney; and

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                  (viii) any request or direction of the Company, GST USA or GST mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

         SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, GST USA, GST or their Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

         SECTION  7.04.   TRUSTEE'S   DISCLAIMER.   The  Trustee  (i)  makes  no
representation as to the validity or adequacy of this Indenture or the Securities, (ii) shall not be accountable for the Company's use or application of the proceeds from the Securities and (iii) shall not be responsible for any statement in the Securities other than its certificate of authentication.

         SECTION 7.05. NOTICE OF DEFAULT. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to an officer assigned to administer corporate trust matters of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured; PROVIDED, HOWEVER, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

         SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. Within 60 days after each May 15, beginning with May 15, 1998, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report that complies with TIA Section 313(a) dated as of such May 15, if required by TIA Section 313(a).

         SECTION 7.07. COMPENSATION AND INDEMNITY. The Company and, after the Assumption Date, GST USA and GST, jointly and severally, shall pay to the Trustee from time to time such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company, and after the Assumption Date, GST USA and GST, jointly and severally, shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses (including costs of collection) and advances incurred or made by the Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

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         The Company,  and after the Assumption  Date, GST USA and GST,  jointly and severally, shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Securities, including, without limitation, the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Securities.

         To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Securities.

         If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (f) or (g) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

         SECTION 7.08. REPLACEMENT OF TRUSTEE. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign at any time by so notifying the Issuer in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Issuer. The Issuer may at any time remove the Trustee, by Company Order given at least 30 days prior to the date of the proposed removal if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

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         A  successor  Trustee  shall  deliver  a  written   acceptance  of  its
appointment to the retiring Trustee and to the Issuer. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If the Trustee is no longer eligible under Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         The Issuer shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue indefinitely for the benefit of the retiring Trustee.

         SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

         SECTION 7.10. ELIGIBILITY. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

         SECTION 7.11. MONEY HELD IN TRUST. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

         SECTION 7.12. WITHHOLDING TAXES. The Trustee, as agent for the Issuer, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Securities any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any

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amounts  payable in respect of the  Securities,  to  withhold  such  amounts and timely pay the same to the appropriate authority in the name of and on behalf of the holders of the Securities, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each holder of a Security appropriate documentation showing the payment thereof, together with such additional documentary evidence as such holders may reasonably request from time to time.

                                  ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

         SECTION 8.01. TERMINATION OF COMPANY'S OBLIGATIONS. Except as otherwise provided in this Section 8.01, the Issuer may terminate the Company's, GST USA's and GST's obligations under the Securities and this Indenture if:

                  (i) all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities that have been replaced or Securities that are paid pursuant to Section 4.01 or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Issuer, as provided in
         Section 8.05) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it hereunder; or

                  (ii) (A) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Issuer irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company, GST USA or GST is a party or by which it is bound and (E) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

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         With respect to the foregoing  clause (i), the Issuer's and,  after the
Assumption Date, GST's and GST USA's obligations under Section 7.07 shall survive. With respect to the foregoing clause (ii), the Issuer's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 4.22,
7.07, 7.08, 8.04, 8.05 and 8.06 and Article Eleven and the Security Guarantee shall survive until the Securities are no longer outstanding. Thereafter, only the Issuer's and, after the Assumption Date, GST's and GST USA's obligations in Sections 7.07, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's, GST USA's and GST's obligations under the Securities and this Indenture except for those surviving obligations specified above.

         SECTION 8.02. DEFEASANCE AND DISCHARGE OF INDENTURE. The Issuer will be deemed to have paid and the Company, GST USA and GST will be discharged from any and all obligations in respect of the Securities on the 123rd day (or, to the extent applicable under clause (B) below, one year) after the deposit referred to in clause (A) of this Section 8.02 if:

                  (A) the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Securities at the Stated Maturity of such principal or interest; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

                  (B) the Issuer shall have  delivered to the Trustee (i) either
         (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of the Issuer's exercise of its option under this Section 8.02 and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, which Opinion of Counsel must be based upon (and accompanied

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         by a copy of) a ruling of the United States Internal Revenue Service to the same effect unless there has been a change in applicable United States federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the United States Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel; (ii) an Opinion of Counsel or a ruling from Revenue Canada, Taxation to the effect that Holders will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such deposit and defeasance and will be subject to Canadian federal or provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had such deposit and defeasance not occurred (and for purposes of such opinion, such Canadian counsel shall assume that Holders of the Securities include Holders who are not resident in Canada); and (iii) an Opinion of Counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (y) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company, GST USA or GST under either such statute, and either (I) the trust funds will no longer remain the property of the Issuer or GST (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Issuer or GST (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute), (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding and (c) no property, rights in property or other interests granted to the Trustee or the Holders in exchange for, or with respect to, such trust funds will be subject to any prior rights of holders of other Indebtedness of the Company, GST USA, GST, or any of its Subsidiaries;

                  (C) immediately after giving effect to such deposit on a PRO FORMA basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day (or one year) after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company, GST USA, GST or any of their respective Subsidiaries is a party or by which the Company, GST USA, GST or any of their respective Subsidiaries is bound;

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                  (D) if the Securities are then listed on a national securities exchange, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securities will not be delisted as a result of such deposit, defeasance and discharge; and

                  (E) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

         Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (B)(iii)(y) of this Section 8.02, none of the Company's, GST USA's or GST's obligations under this Indenture shall be discharged. Subsequent to the end of such 123- day (or one year) period with respect to this Section 8.02, the Company's, GST USA's and GST's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 4.22,
7.07, 7.08, 8.05 and 8.06 and Article Eleven and the Security Guarantee shall survive until the Securities are no longer outstanding. Thereafter, only the Issuer's obligations in Sections 7.07, 8.05 and 8.06 shall survive. If and when a ruling from the United States Internal Revenue Service or an Opinion of Counsel referred to in clause (B)(i) of this Section 8.02 may be provided specifically without regard to, and not in reliance upon, the continuance of the Issuer's obligations under Section 4.01 and GST's obligations under the Security Guarantee, then the Issuer's obligations under such Section 4.01 and GST's obligations under the Security Guarantee shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

         After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's, GST USA's and GST's obligations under the Securities and this Indenture except for those surviving obligations in the immediately preceding paragraph.

         SECTION 8.03. DEFEASANCE OF CERTAIN OBLIGATIONS. The Company, GST USA and GST may omit to comply with any term, provision or condition set forth in clauses (iii) and (iv) of Section 5.01 and Sections 4.03 through 4.21, and clause (c) of Section 6.01 with respect to clauses (iii) and (iv) of Section
5.01 and  Sections  4.03 through  4.21,  and clauses (d), (e) and (h) of Section
6.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Securities if:

                  (i) the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the

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         Securities, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount
         sufficient,   in  the  opinion  of  a  nationally  recognized  firm  of
         independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Securities on the Stated Maturity of such principal or interest; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

                  (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company, GST USA, GST or any of their respective Subsidiaries is a party or by which it is bound;

                  (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

                  (iv) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Holders have a valid first-priority security interest in the trust funds, (C) the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and the defeasance of the obligations referred to in the first paragraph of this Section 8.03 and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, (D) the Holders will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such deposit and the defeasance of the obligations referred to in the first paragraph of this Section 8.03 and will be subject to Canadian federal or provincial income tax and other tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (E) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Issuer or GST under either such statute, and either (1) the trust funds will no longer remain the property of the Issuer or GST (and therefore will not be subject to the

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         effect of any  applicable  bankruptcy,  insolvency,  reorganization  or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Issuer or GST (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute), (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding and
         (z) no property, rights in property or other interests granted to the Trustee or the Holders in exchange for, or with respect to, such trust funds will be subject to any prior rights of holders of other Indebtedness of GST, GST USA, the Company or any of its Subsidiaries;

                  (v) if the Securities are then listed on a national securities exchange, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit and defeasance will not cause the Securities to be delisted; and

                  (vi) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

         SECTION 8.04. APPLICATION OF TRUST MONEY. Subject to Section 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Securities and this Indenture to the payment of principal of, premium, if any, and interest on the Securities; but such money need not be segregated from other funds except to the extent required by law.

         SECTION 8.05. REPAYMENT TO ISSUER. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; PROVIDED that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Issuer once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors

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unless an applicable law  designates  another  Person,  and all liability of the
Trustee and such Paying Agent with respect to such money shall cease.

         SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's, GST USA's and GST's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; PROVIDED that, if the Company, GST USA or GST has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company, GST USA or GST, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

         SECTION 8.07. INSIDERS. With respect to the determination of the Persons constituting beneficial owners of Securities and whether any such Person is an "insider" for purposes of Sections 8.02(B)(iii)(y) and 8.03(iv)(E), the Trustee may rely on an Officers' Certificate.

                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company, GST USA and GST, when authorized by resolutions of their Boards of Directors, and the Trustee may amend or supplement this Indenture, the Securities or the Pledge Agreement without notice to or the consent of any Holder:

                  (a) to cure any ambiguity, defect or inconsistency in this Indenture or the Pledge Agreement; PROVIDED that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;

                  (b) to comply with Article Five or Section 4.23 hereof;

                  (c) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

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                  (d) to evidence and provide for the  acceptance of appointment hereunder by a successor Trustee; or

                  (e) to make any change that, in the opinion of the Board of Directors of GST evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder.

         SECTION  9.02.  WITH CONSENT OF HOLDERS.  Subject to Sections  6.04 and
6.07 and without prior notice to the Holders, the Company, GST USA and GST, when authorized by their Boards of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture, the Securities or the Pledge Agreement with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities, and the Holders of a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive future compliance by the Company, GST USA or GST with any provision of this Indenture, the Securities or the Pledge Agreement.

         Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

                  (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security;

                  (ii) reduce the Accreted Value or principal of, or premium, if any, or interest on, any Security or adversely affect any right of repayment at the option of any Holder of any Security;

                  (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Security;

                  (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Security;

                  (v) reduce the percentage of outstanding Securities the consent of whose Holders is required for any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture;

                  (vi) waive a default in the payment of principal of, premium, if any, or interest on the Securities;

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                  (vii) amend or modify the terms of the Pledge  Agreement  in a manner that would materially and adversely affect the Holders;

                  (viii) release GST from its Security Guarantee; or

                  (ix) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

         It shall not be  necessary  for the consent of the  Holders  under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Issuer will mail supplemental indentures to Holders upon request. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

         SECTION 9.03. REVOCATION AND EFFECT OF CONSENT. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Securities.

         The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

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         After an amendment,  supplement or waiver becomes  effective,  it shall bind every Holder unless it is of the type described in any of clauses (i) through (ix) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (ix) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder.

         SECTION 9.04. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder to deliver such Security to the Trustee. At the Issuer's expense the Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

         SECTION 9.05. TRUSTEE TO SIGN AMENDMENTS, ETC. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 9.06.  CONFORMITY WITH TRUST INDENTURE ACT. Every  supplemental
indenture   executed  pursuant  to  this  Article  Nine  shall  conform  to  the requirements of the TIA as then in effect.

                                   ARTICLE TEN
                               MEETINGS OF HOLDERS

         SECTION 10.01. PURPOSES FOR WHICH MEETINGS MAY BE CALLED. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

                  (a) to give any notice to the Issuer or to the Trustee,  or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Six;

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                  (b) to remove  the  Trustee  or  appoint a  successor  Trustee pursuant to the provisions of Article Seven;

                  (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.02; or

                  (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount at maturity of the Securities under any other provision of this Indenture, or authorized or permitted by law.

         SECTION 10.02. MANNER OF CALLING MEETINGS. The Trustee may at any time call a meeting of Holders to take any action specified in Section 10.01, to be held at such time and at such place in The City of New York, New York or elsewhere as the Trustee will determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, will be mailed by the Trustee, first-class postage prepaid, to the Issuer and to the Holders at their last addresses as they will appear on the registration books of the Registrar not less than 10 nor more than 60 days prior to the date fixed for a meeting.

         Any meeting of Holders will be valid without notice if the Holders of all outstanding Securities are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all outstanding Securities, and if the Issuer and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

         SECTION 10.03. CALL OF MEETINGS BY ISSUER OR HOLDERS. In case at any time the Issuer, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount at maturity of the outstanding Securities will have requested the Trustee to call a meeting of Holders to take any action specified in Section 10.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee will not have mailed the notice of such meeting within 20 days after receipt of such request, then the Issuer or the Holders of Securities in the amount above specified may determine the time and place in The City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in
Section 10.02, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in The City of New York, State of New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

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         SECTION 10.04.  WHO MAY ATTEND AND VOTE AT MEETINGS.  To be entitled to vote at any meeting of Holders, a Person will (i) be a registered Holder of one or more Securities, or (ii) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Securities. The only Persons who will be entitled to be present or to speak at any meeting of Holders will be the
Persons   entitled  to  vote  at  such   meeting  and  their   counsel  and  any
representatives of the Trustee and its counsel and any representatives of the Issuer or GST and their counsel.

         SECTION 10.05. QUORUM; ACTION. The Persons entitled to vote a majority in principal amount of the outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 10.02, except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the outstanding Securities which shall constitute a quorum.

         Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in principal amount at maturity of the outstanding Securities at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

         At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any action or matter, except as otherwise specified herein, shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in principal amount at maturity of outstanding Securities represented and voting at such meeting.

         Any action or matter passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section 10.05 shall be binding on all the Holders of Securities, whether or not present or represented at the meeting.

         SECTION 10.06. REGULATIONS MAY BE MADE BY TRUSTEE; CONDUCT OF THE MEETING; VOTING RIGHTS; ADJOURNMENT. Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination

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of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it will think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Securities entitled to vote at such meeting, in which case those and only those Persons who are Holders of Securities at the record date and time so fixed, or their proxies, will be entitled to vote at such meeting whether or not they will be such Holders at the time of the meeting.

         The Trustee will, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting will have been called by the Issuer or by Holders as provided in Section 10.03, in which case the Issuer or the Holders calling the meeting, as the case may be, will in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting will be elected by vote of the Holders of a majority in principal amount at maturity of the Securities represented at the meeting and entitled to vote.

         At any meeting each Holder or proxy will,  subject to the provisions of
Section 10.04 hereof, be entitled to one vote for each $1,000 principal amount at maturity of Securities held or represented by him or her; PROVIDED, HOWEVER, that no vote will be cast or counted at any meeting in respect of any Securities challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman may adjourn any such meeting if he is unable to determine whether any Holder or proxy will be entitled to vote at such meeting. The chairman of the meeting will have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 10.02 or Section 10.03 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount at maturity of the Securities represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

         SECTION 10.07. VOTING AT THE MEETING AND RECORD TO BE KEPT. The vote upon any resolution submitted to any meeting of Holders will be by written ballots on which will be subscribed the signatures of the Holders of Securities or/of their representatives by proxy and the principal amount at maturity of the Securities voted by the ballot. The permanent chairman of the meeting will appoint two inspectors of votes, who will count all votes cast at the meeting for or against any resolution and will make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders will be prepared by the secretary of the meeting and there will be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.02. The record will be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates will be delivered to the Issuer and the

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other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified will be conclusive evidence of the matters therein stated.

         SECTION 10.08. EXERCISE OF RIGHTS OF TRUSTEE OR HOLDERS MAY NOT BE HINDERED OR DELAYED BY CALL OF MEETING. Nothing contained in this Article Ten will be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.

         SECTION 10.09. PROCEDURES NOT EXCLUSIVE. The procedures set forth in this Article Ten are not exclusive and the rights and obligations of the Issuer, GST, the Trustee and the Holders under other Articles of this Indenture (including, without limitation, Articles Six, Seven, Eight and Nine) will in no way be limited by the provisions of this Article Ten.

                                 ARTICLE ELEVEN
                                    SECURITY

         SECTION 11.01. SECURITY. (a) On the Closing Date, the Company shall (i) enter into the Pledge Agreement and comply with the terms and provisions thereof and (ii) purchase the Pledged Securities to be pledged to the Trustee for the benefit of the Holders in an amount equal to the net proceeds to be received by the Company from the sale of the Securities (plus all cash owned by the Company on the Closing Date). The Pledged Securities shall be pledged by the Company to the Trustee for the benefit of the Holders and shall be held by the Trustee in the Pledge Account pending disposition pursuant to the Pledge Agreement.

                  (b) On the Closing Date, GST USA, GST and the Company shall enter into the Reimbursement and Commitment Fee Agreement. The Securities will be secured by a first priority security interest in the Pledged Securities and in the Pledge Account and by a first priority security interest in the Company's rights under the Reimbursement and Commitment Fee Agreement and any Fee Notes issued thereunder.

                  (c) Each Holder, by its acceptance of a Security, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Securities) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Pledge Agreement and to perform its respective obligations and exercise its

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respective  rights  thereunder in accordance  therewith.  The Company will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee the security interest in the Pledged Securities contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause to be taken, any and all actions reasonably required (and any action requested by the Trustee) to cause the Pledge Agreement to create and maintain, as security for the obligations of the Company under this Indenture and the Securities, valid and enforceable first priority security interests in and on all the Pledged Securities, the Pledge Account, the Fee Notes, the Intercompany Notes and the Acquired Equipment in favor of the Trustee, superior to and prior to the rights of third Persons and subject to no other Liens.

                  (d) Upon written request by the Company to the Trustee, Pledged Securities shall be released from the Pledge Account to the Company in order to finance the cost (including, without limitation, the cost of design, development, construction, acquisition, installation or integration)
(collectively, "ACQUIRED EQUIPMENT COST") of telecommunications inventory or equipment purchased or leased by the Company ("ACQUIRED EQUIPMENT"). The release of amounts to the Company in order to finance Acquired Equipment Cost shall occur concurrently with the expenditure of funds by the Company with respect to such costs and shall be in an amount equal to such costs. Immediately upon the acquisition of Acquired Equipment, the Company shall grant a first priority security interest in such Acquired Equipment to the Trustee for the benefit of the Holders of the Securities. GST USA shall purchase all Acquired Equipment from the Company at a purchase price equal to the Acquired Equipment Cost for such Acquired Equipment and the purchase price shall be paid in the form of an Intercompany Note in a principal amount equal to the Acquired Equipment Cost, issued by GST USA and fully and unconditionally guaranteed by GST. Each Intercompany Note shall be secured by a first priority security interest in all Acquired Equipment purchased by GST USA. The Company shall grant a first priority security interest in all Intercompany Notes to the Trustee for the benefit of the Holders of the Securities. On the Assumption Date, GST USA shall grant a first priority security interest in all Acquired Equipment securing Intercompany Notes or then held by the Company to the Trustee for the benefit of the Holders of the Securities.

                  (e) The release of any Pledged Securities pursuant to the Pledge Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Securities are released pursuant to this Indenture and the Pledge Agreement. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Lien and security interest of the Pledge Agreement (other than pursuant to Sections 7(a), 7(b) or 7(c) thereof) and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company.

                  (f) The Company shall cause TIA Section 314(b), relating to opinions of counsel regarding the Lien under the Pledge Agreement, to be complied with. The Trustee may, to the extent permitted by Sections 7.01 and
7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments.

                  (g) The Trustee, in its sole discretion and without the consent of the Holders, may, and at the request of the Holders of at least 25% in aggregate principal amount at maturity of Securities then outstanding shall, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Pledge Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company thereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Securities (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

                                 ARTICLE TWELVE
                                  MISCELLANEOUS

         SECTION 12.01. TRUST INDENTURE ACT OF 1939. Prior to the effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

         SECTION  12.02.   NOTICES.   Any  notice  or  communication   shall  be
sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

                IF TO THE COMPANY:

                           GST Network Funding, Inc.
                           4001 Main Street
                           Vancouver, Washington  98663
                           Attention:  Chief Executive Officer

                  IF TO GST USA:

                           GST USA, Inc.
                           4001 Main Street
                           Vancouver, Washington  98663
                           Attention:  Chief Executive Officer

                  IF TO GST:

                           GST Telecommunications, Inc.
                           4001 Main Street
                           Vancouver, Washington  98663
                           Attention:  Chief Executive Officer

                  IF TO THE TRUSTEE:

                           United States Trust Company of New York
                           114 West 47th Street
                           New York, New York  10036-1532
                           Attention:  Corporate Trust Division

                  The Company, GST USA, GST or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be mailed to him at his address as it appears on the Security Register by first class mail and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 12.02, it is duly given, whether or not the addressee receives it.

                  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

                  SECTION 12.03. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company, GST USA or GST to the Trustee to take any action under this Indenture, the Company, GST USA or GST shall furnish to the Trustee:

                  (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

                  SECTION 12.04. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

                  (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         SECTION 12.05. RULES BY TRUSTEE, PAYING AGENT OR REGISTRAR. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 12.06. PAYMENT DATE OTHER THAN A BUSINESS DAY. If an Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of maturity of any Security shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date, Redemption Date, or at the Stated Maturity or date of maturity of such Security; PROVIDED that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

         SECTION 12.07. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE. This Indenture and the Securities shall be governed by the laws of the State of New York. Each of the Company, GST USA and GST will appoint Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022, Attention: David Adler, Esq. as its agent for service of process in any suit, action or proceeding with respect to this Indenture or the Securities and for actions brought under federal or state securities laws brought in any federal or state court located in The City of New York and each of the Company, GST USA and GST agrees to submit to the jurisdiction of any such court.

         SECTION 12.08. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, GST USA, GST or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 12.09. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, GST USA or GST contained in this Indenture, or in any of the Securities, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, shareholder, other equityholder, officer, director, employee or controlling person, as such, of the Company, GST USA or GST or of any successor Person, either directly or through the Company, GST USA or GST or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

         SECTION 12.10. SUCCESSORS. All agreements of the Company, GST USA and GST in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 12.11. DUPLICATE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 12.12. SEPARABILITY. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 12.13. TABLE OF CONTENTS, HEADINGS, ETC. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                           GST NETWORK FUNDING, INC.


                                           By:/s/ Stephen Irwin
                                              ----------------------------------
                                              Name:  Stephen Irwin
                                              Title: Senior Vice President

                                           GST USA, INC.



                                           By:/s/ Stephen Irwin
                                              ----------------------------------
                                              Name:  Stephen Irwin
                                              Title: Senior Vice President

                                           GST TELECOMMUNICATIONS, INC.



                                           By:/s/ Stephen Irwin
                                              ----------------------------------
                                              Name:  Stephen Irwin
                                              Title: Vice Chairman and
                                                     Secretary

                                           UNITED STATES TRUST COMPANY
                                             OF NEW YORK



                                           By:/s/ Louis Young
                                              ----------------------------------
                                              Name:  Louis Young
                                              Title: Vice President

                                                                       EXHIBIT A

                                 [FACE OF NOTE]

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY, THE HOLDER MAY CONTACT DANIEL TRAMPUSH, CHIEF FINANCIAL OFFICER OF THE COMPANY, AT (360) 906-7100.

                            GST NETWORK FUNDING, INC.

                  10 1/2% Senior Secured Discount Note due 2008

                                                                 [CUSIP _______]

No. ____________                                                      $_________



         GST NETWORK FUNDING, INC., a Delaware corporation (the "COMPANY" or together with any successor under the Indenture hereinafter referred to, the "ISSUER") for value received, promises to pay to __________, or its registered assigns, the principal sum of $__________ on May 1, 2008.

         Interest Payment Dates: May 1 and November 1, commencing November 1, 2003.

         Regular Record Dates: April 15 and October 15.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Date: ____________                            GST NETWORK FUNDING, INC.


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:



                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                    (Trustee's Certificate of Authentication)

This is one of the 10 1/2% Senior Secured Discount Notes due 2008 described in the within-mentioned Indenture.

                                                 UNITED STATES TRUST COMPANY OF
                                                   NEW YORK,

                                                       as Trustee

                                              By:
                                                 ------------------------------
                                                 Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                            GST NETWORK FUNDING, INC.

                  10 1/2% Senior Secured Discount Note due 2008

1.  PRINCIPAL AND INTEREST.

         On or after May 1, 2003, or earlier if permitted by the Existing Indentures (the "ASSUMPTION DATE"), the Notes will be unconditionally and irrevocably assumed by GST USA, Inc. a Delaware corporation ("GST USA"), and guaranteed (the "NOTE GUARANTEE") by GST Telecommunications, Inc., a federally chartered Canadian corporation ("GST"). As used in this Note, the term Issuer means the Company until GST USA becomes the obligor hereunder, after which the term "Issuer" means GST USA or any successor thereto. Upon GST USA's assumption of this note, the Company will be liquidated and all of its assets distributed to its sole stockholder, GST USA.

         The Issuer will pay the principal of this Note on May 1, 2008.

         The Issuer promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

         Interest on the Notes shall accrue at the rate of 10 1/2% per annum (the "INTEREST RATE") and will be payable in U.S. dollars semiannually (to the Holders of record of the Notes at the close of business on the April 15 or October 15 immediately preceding the Interest Payment Date) on May 1 and November 1 of each year, commencing November 1, 2003; PROVIDED that no interest shall accrue on the principal amount of this Note prior to May 1, 2003 and no interest shall be paid on this Note prior to November 1, 2003, except as provided in the next paragraph.

         If an exchange offer registered under the Securities Act (the "Exchange Offer") is not consummated, and a shelf registration statement under the Securities Act with respect to resales of the Notes (the "Shelf Registration Statement) is not declared effective by the Commission, on or before November 4, 1998 in accordance with the terms of the Registration Rights Agreement dated May 4, 1998 among the Company, GST USA, GST, Morgan Stanley & Co. Incorporated, Bear, Stearns & Co., Inc., Credit Suisse First Boston Corporation and SBC Warburg Dillon Read Inc., interest (in addition to the accrual of original issue discount during the period ending May 1, 2003 and in addition to the interest otherwise due on the Notes after such date) will accrue, at an annual rate of 0.5%, from November 4, 1998 payable in cash semiannually, in arrears on each May 1 and November 1, commencing May 1, 1999 until the Exchange Offer is consummated or the

Shelf Registration Statement is declared effective; PROVIDED that failure to cause such exchange offer to be consummated or such shelf registration statement to be declared effective shall be deemed not to be a default or breach of a covenant for purposes of Section 6.01(c) of the Indenture. The Holder of this
Note is entitled to the benefits of such Registration Rights Agreement. To the extent there is a conflict between this Note and such Registration Rights Agreement, such Registration Rights Agreement shall control to the extent permitted by applicable law.

         From and after May 1, 2003, interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 1, 2003; PROVIDED that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of 12 30-day months.

         The Issuer shall pay interest on overdue principal and premium, if any, and (to the extent lawful) interest on overdue installments of interest at the rate per annum borne by the Notes.

2.  METHOD OF PAYMENT.

         The Issuer will pay principal as provided above and interest (except defaulted interest) on the principal amount of the Notes as provided above on each May 1 and November 1 to the persons who are Holders (as reflected in the Security Register at the close of business on the April 15 and October 15 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; PROVIDED that, with respect to the payment of principal, the Issuer will not make payment to the Holder unless this Note is surrendered to a Paying Agent.

         The Issuer will pay principal, premium, if any, and as provided above, interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.  PAYING AGENT AND REGISTRAR.

         Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Issuer may change any authenticating agent, Paying Agent or Registrar without notice. The Issuer, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.  INDENTURE; LIMITATIONS.

         The Company issued the Notes under an Indenture dated as of May 4, 1998 (the "INDENTURE"), among the Company, GST USA, GST and United States Trust Company of New York, as trustee (the "TRUSTEE"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

         The Notes are general secured, unsubordinated indebtedness of the Issuer, will rank PARI PASSU in right of payment with all existing and future secured, unsubordinated indebtedness of the Issuer and will be senior in right of payment to all existing and future subordinated indebtedness of the Issuer.

5.  REDEMPTION.

         The Notes will be redeemable, at the Issuer's option, in whole or in part, at any time and from time to time on or after May 1, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holders' last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of their principal amount at maturity), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption
Date) if redeemed during the 12-month period commencing on May 1 of the applicable year set forth below:

                 YEAR                                        REDEMPTION  PRICE
                 2003                                          105.250%
                 2004                                          103.500%
                 2005                                          101.750%
                 2006 and thereafter                           100.0000%

         In addition, the Notes may be redeemed as a whole, but not in part, at the option of GST, at any time after GST USA has become the obligor on the Notes and GST has guaranteed the Notes, at 100% of their Accreted Value on the Redemption Date, together with accrued interest thereon, if any, to the Redemption Date, in the event GST has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Note Guarantee, any Additional Amounts as a result of a change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or change in any official position regarding the application or interpretation or such laws or regulations, which change is announced or becomes effective on or after the Closing Date.

         If on May 1, 2003, GST USA is prohibited by the Existing Indentures from assuming all of the indebtedness represented by, and becoming direct obligor on, the Notes, or GST is prohibited by the Existing Indentures from issuing the Note Guarantee, the Company will redeem the portion of the Notes that can not be assumed or guaranteed at 105.250% of their principal amount at maturity plus accrued and unpaid interest to the applicable Redemption Date.

6.  NOTICE OF REDEMPTION.

         Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date, and notice of any mandatory redemption will be mailed at least 10 days but not more than 30 days before the Redemption Date, in each case, to each Holder of Notes to be redeemed at such Holder's last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be redeemed in part; PROVIDED that Notes will only be issued in denominations of $1,000 principal amount at maturity or integral multiples thereof. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Issuer defaults in the payment of the Redemption Price.

7. REPURCHASE UPON CHANGE IN CONTROL.

         Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Issuer in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT").

         A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Issuer in part; PROVIDED that Notes will only be issued in denominations of $1,000 principal amount at maturity or integral multiples thereof. On and after the applicable Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Issuer, unless the Issuer defaults in the payment of the Change of Control Payment.

8.  DENOMINATIONS; TRANSFER; EXCHANGE.

         The Notes are in registered form without coupons in denominations of $1,000 of principal amount at maturity and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

9.  PERSONS DEEMED OWNERS.

         A Holder shall be treated as the owner of a Note for all purposes.

10.  UNCLAIMED MONEY.

         If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuer. After that, Holders entitled to the money must look to the Issuer for payment, unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

11. DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

         If the Issuer deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company, GST USA and GST will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company, GST USA and GST will be discharged from certain covenants set forth in the Indenture.

12.  AMENDMENT; SUPPLEMENT; WAIVER.

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

13.  RESTRICTIVE COVENANTS.

         The Indenture imposes certain limitations on the ability of GST and its Restricted Subsidiaries, among other things, to incur additional indebtedness; create liens; engage in sale-leaseback transactions; pay dividends or make distributions in respect of their capital stock; make investments or make certain other restricted payments; sell assets; issue or sell stock of Restricted Subsidiaries; enter into transactions with stockholders or affiliates; acquire assets or businesses located outside the continental United States and Hawaii; or, with respect to GST, GST USA and the Company consolidate, merge or sell all or substantially all of its assets. Within 90 days after the end of the last quarter of each fiscal year, GST must report to the Trustee on compliance with such limitations.

14.  SUCCESSOR PERSONS.

         Generally,  when a  successor  person or other  entity  assumes all the
obligations  of  its  predecessor  under  the  Notes  and  the  Indenture,   the
predecessor person will be released from those obligations.

15.  DEFAULTS AND REMEDIES.

         The  following  events   constitute   "Events  of  Default"  under  the
Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) the Company, GST USA or GST defaults in the performance of or breaches any other covenant or agreement of the Company, GST USA or GST in the Indenture or under the Notes, the Note Guarantee, the Fee Notes or the Intercompany Notes and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (d) there occurs with respect to any issue or issues of Indebtedness of GST or any Significant Subsidiary having an outstanding principal amount of $5,000,000 or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (e) any final judgment or order (not covered by insurance) for the payment of money in excess of $5,000,000 in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, GST USA, GST or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (f) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, GST USA, GST or
any  Significant   Subsidiary  in  an  involuntary  case  under  any  applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, GST USA, GST or any Significant Subsidiary (other than a liquidation of the Company into GST USA in connection with the assumption of the Notes) or for all or substantially all of the property and assets of the Company, GST USA, GST or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company, GST USA, GST or any Significant Subsidiary (other than a liquidation of the Company into GST USA in connection with the assumption of the Notes) and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or (g) the Company, GST USA, GST or any Significant Subsidiary
(A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, GST USA, GST or any Significant Subsidiary (other than a liquidation of the Company into GST USA in connection with the assumption of the Notes) or for all or substantially all of the property and assets of the Company, GST USA, GST or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; (h) the Trustee or the Company does not have at all times a first priority perfected security interest in all Pledged Securities, the Pledge Account, all Acquired Equipment, the Fee Notes and Intercompany Notes or GST, GST USA or the Company asserts in writing that the security arrangements under the Indenture, the Pledge Account, the Fee Notes and the Intercompany Notes are not in full force and effect; or (i) GST USA shall not have become a direct obligor on the Notes (other than Notes to be redeemed as described under "Mandatory Redemption" for which the Company shall have deposited the redemption price) and GST shall not have become a guarantor of the Notes by May 1, 2003.

         If an Event of Default (other than an Event of Default specified in clause (f) or (g) above that occurs with respect to the Company, GST USA, or GST or clause (h)) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the Accreted Value of, premium, if any, and accrued interest, if any, on the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company, GST USA or GST occurs and is continuing, the Accreted Value of, premium, if any, and accrued interest on the Notes automatically becomes due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

16.  ADDITIONAL AMOUNTS.

         Any payments by GST under or with respect to the Notes may require the payment of Additional Amounts as may become payable under Section 4.22 of the Indenture.

17. TRUSTEE DEALINGS WITH COMPANY OR GUARANTOR.

         The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for GST or the Issuer or their Affiliates and may otherwise deal with GST or the Issuer or their Affiliates as if it were not the Trustee.

18.  NO RECOURSE AGAINST OTHERS.

         No incorporator or any past, present or future partner, shareholder, other equity holder, officer, director, employee or controlling person as such, of the Company, GST USA or GST or of any successor Person shall have any liability for any obligations of the Company, GST USA or GST under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

19.  AUTHENTICATION.

         This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

21.  ABBREVIATIONS.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to GST Network Funding, Inc., 9001 Main Street, Vancouver, Washington 98663, Attention: Chief Financial Officer.

                            [FORM OF TRANSFER NOTICE]

         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

INSERT TAXPAYER IDENTIFICATION NO.

m
--------------------------------------------------------------------------------
Please print or typewrite name and address including zip code of assignee

--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and ___________ appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                ON ALL SECURITIES OTHER THAN EXCHANGE SECURITIES,
                    PERMANENT OFFSHORE GLOBAL SECURITIES AND
                    UNLEGENDED OFFSHORE PHYSICAL SECURITIES]

         In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [CHECK ONE]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       OR

[ ]      (b) this Note is being  transferred  other than in accordance  with (a)
         above  and  documents  are  being   furnished  which  comply  with  the
         conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date: ______________________                ____________________________________
                                            NOTICE:   The   signature   to  this
                                            assignment  must correspond with the
                                            name as written upon the face of the
                                            within-mentioned instrument in every
                                            particular,  without  alteration  or
                                            any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:_____________________                 ____________________________________
                                            NOTICE:   To  be   executed   by  an
                                            executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to have this Note  purchased  by the  Company  pursuant  to
Section 4.12 or Section 4.14 of the Indenture, check the Box: |_|

         If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.12 or Section 4.14 of the Indenture, state the amount (in principal amount):

$________________.

Date:_____________

Your Signature:_________________________________________________________________
              (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:  ______________________________

                                                                       EXHIBIT B

                               FORM OF CERTIFICATE

                                                                ------- --, ----

United States Trust Company
  of New York
114 West 47th Street
New York, New York 10036-1532

Attention:  Corporate Trust Division

                         Re: GST Network Funding, Inc. (the "COMPANY") 10 1/2% Senior Secured Discount NotES
                               DUE 2008 (THE "SECURITIES")

Ladies and Gentlemen:

         This letter relates to U.S. $_________ principal amount at maturity of Securities represented by a Note (the "LEGENDED NOTE") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section
2.02 of the Indenture (the "INDENTURE") dated as of May 4, 1998 relating to the Securities, we hereby certify that we are (or we will hold such Securities on behalf of) a person outside the United States to whom the Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount at maturity of Securities, all in the manner provided for in the Indenture.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                             Very truly yours,

                                             [Name of Holder]

                                             By:
                                                --------------------------------
                                                Authorized Signature

                                                                       EXHIBIT C

                       Form of Certificate to be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                                 ------ --, ----



United States Trust Company
  of New York
114 West 47th Street
New York, New York 10036-1532

Attention:  Corporate Trust Division

                         Re: GST Network Funding, Inc. (the "COMPANY") 10 1/2% Senior Secured Discount Notes
                               Due 2008 (the "Securities")

Ladies and Gentlemen:

         In connection with our proposed sale of U.S.$__________ aggregate principal amount at maturity of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

         (1) the offer of the Securities was not made to a person in the United States;

         (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

         (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act of 1933.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                              Very truly yours,

                                              [Name of Transferor]

                                              By:
                                                 -------------------------------
                                                 Authorized Signature

                                                                       EXHIBIT D

                            Form of Certificate to be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                                                                 ------ --, ----


United States Trust Company
  of New York
114 West 47th Street
New York, New York 10036-1532

Attention:  Corporate Trust Division

                         Re: GST Network Funding, Inc. (the "COMPANY") 10 1/2% Senior Secured Discount NotES
                               Due 2008 (the "Securities")

Ladies and Gentlemen:

         In connection with our proposed purchase of $___________ aggregate principal amount at maturity of the Securities, we confirm that:

         1. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture dated as of May 4, 1998 relating to the Securities (the "INDENTURE") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "SECURITIES ACT").

         2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to GST, the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the

     Company a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

         3. We understand that, on any proposed resale of any Securities, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional "ACCREDITED INVESTOR") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                                   Very truly yours,

                                                   [Name of Transferee]

                                                   By:
                                                      --------------------------
                                                      Authorized Signature

                                                                       EXHIBIT E

                             SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (the "SUPPLEMENTAL INDENTURE"), dated as of _______, ____, among GST USA, INC., a Delaware corporation ("GST USA"), GST TELECOMMUNICATIONS, INC., a federally chartered Canadian corporation ("GST"), and UNITED STATES TRUST COMPANY OF NEW YORK, as trustee (the "TRUSTEE").

                              W I T N E S S E T H:

         WHEREAS, in accordance with Section 4.23(a) of the Indenture, dated as of May 4, 1998, among GST Network Funding, Inc., GST USA, GST and the Trustee (the "INDENTURE"), relating to the 10 1/2% Senior Secured Discount Notes due 2008 of the Company (the "SECURITIES"), GST USA and GST are required to deliver this Supplemental Indenture providing for GST USA to assume the indebtedness represented by, and become the direct obligor on, the Securities and for GST to guarantee (the "SECURITY GUARANTEE") the performance of all of GST USA's obligations under the Securities and the Indenture;

         WHEREAS, the terms of the Existing Indentures do not prohibit GST USA's assuming the indebtedness represented by, and becoming the direct obligor on, the Securities or GST's issuance of the Security Guarantee;

         WHEREAS, the Boards of Directors of each of GST USA and GST have authorized and approved delivery of this Supplemental Indenture; and

         WHEREAS, all other things necessary to make this Supplemental Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1.1. CERTAIN TERMS DEFINED IN THE INDENTURE. All capitalized terms used herein without definition herein shall have the meanings ascribed thereto in the Indenture.

         SECTION 1.2. ASSUMPTION OF THE SECURITIES BY GST USA. GST USA hereby, effective on the date of this Indenture Supplement, unconditionally and irrevocably assumes the indebtedness represented by, and agrees to become the direct obligor on, the Securities.

         SECTION 1.3. SECURITY GUARANTEE. Subject to the provisions of this Indenture Supplement, effective on the date of this Indenture Supplement, GST hereby fully, unconditionally and irrevocably guarantees to each Holder and to the Trustee on behalf of the Holders: (i) the due and punctual payment of the principal of, premium, if any, on and interest on each Security, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of GST USA to the Holders or the Trustee, all in accordance with the terms of such Security and the Indenture and
(ii) in the case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise. GST hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of GST USA, any right to require a proceeding first against GST USA, the benefit of discussion, protest or notice with respect to any such Security or the debt evidenced thereby and all demands whatsoever, and covenants that this Security Guarantee will not be discharged as to any such Security except by payment in full of the principal thereof and interest thereon and as provided in Section 8.01 and Section 8.02 of the Indenture (subject to Section 8.06 of the Indenture). The maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of this Security Guarantee. In the event of any declaration of acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by GST for the purpose of this Security Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article Six of the Indenture, the Trustee shall promptly make a demand for payment on the Securities under the Security Guarantee provided for in this Indenture Supplement.

         If the Trustee or the Holder of any Security is required by any court or otherwise to return to GST USA or GST, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to GST USA or GST, any amount paid to the Trustee or such Holder in respect of a Security, this Security Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. GST further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of this Security Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations Guaranteed hereby.

         GST hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against GST USA that arise from the existence, payment, performance or enforcement of its obligations under this Security Guarantee and the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against GST USA or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from GST USA, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to GST in violation of the preceding sentence and the principal of, premium, if any, and accrued interest on the Securities shall not have been paid in full, such amount shall be deemed to have been paid to GST for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal of, premium, if any, and accrued interest on the Securities. GST acknowledges that it received direct and indirect benefits from the issuance of the Securities pursuant to the Indenture, and that such Securities were issued, in part, on the promise that this Security Guarantee would be issued, and that the waivers set forth in this Indenture Supplement are knowingly made in consideration of such benefits.

         SECTION 1.4. OBLIGATIONS UNCONDITIONAL. Subject to Section 1.7 of this Indenture Supplement, nothing contained in this Indenture Supplement or elsewhere in the Indenture or in the Securities is intended to or shall impair, as among GST and the holders of the Securities, the obligation of GST, which will be absolute and unconditional, upon failure by GST USA, to pay to the holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Securities and creditors of GST, nor shall anything herein or therein prevent the holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under the Indenture.

         Without limiting the foregoing, nothing contained in this Indenture Supplement will restrict the right of the Trustee or the holders of the Securities to take any action to declare the Security Guarantee to be due and payable prior to the Stated Maturity of the Securities pursuant to Section 6.02 of the Indenture or to pursue any rights or remedies hereunder or under the Indenture.

         SECTION 1.5. NOTICE TO TRUSTEE. GST shall give prompt written notice to the Trustee of any fact known to GST which would prohibit the making of any payment to or by the Trustee in respect of the Security Guarantee pursuant to the provisions of this Indenture Supplement.

         SECTION 1.6. THIS ARTICLE NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Indenture Supplement will not be construed as preventing the occurrence of an Event of Default.

         SECTION 1.7. LIMITATION. Notwithstanding any other provision of this Indenture Supplement, the Indenture or the Securities, the Security Guarantee shall not be enforceable against GST in an amount in excess of the maximum amount which, after giving effect to all other contingent and fixed liabilities of GST and after giving effect to any collections for or payments made by or on behalf of any obligor on the Securities under the Indenture, will result in the obligations of GST under the Security Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

         SECTION 2. GOVERNING LAW; SUBMISSION TO JURISDICTION; AGENT FOR SERVICE. This Indenture Supplement shall be governed by the laws of the State of New York. GST and GST USA each hereby appoints Olshan Grundman Frome &
Rosenzweig LLP, 505 Park Avenue, New York, New York 10022, Attention: David Adler, Esq. as its agent for service of process in any suit, action or proceeding with respect to this Indenture Supplement and for actions brought under federal or state securities laws brought in any federal or state court located in The City of New York and each of GST USA and GST agrees to submit to the jurisdiction of any such court.

         SECTION 3. COUNTERPARTS. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 4. RATIFICATION. Except that GST USA has become the direct obligor on the Securities and GST has provided the Security Guarantee, each provision of the Indenture shall remain in full force and effect and the Indenture is in all respects agreed to, ratified and confirmed by each of GST USA, GST and the Trustee.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                   GST USA, INC.


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   GST TELECOMMUNICATIONS, INC.


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   UNITED STATES TRUST COMPANY
                                   OF NEW YORK


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title: